EXHIBIT 4.1

EXECUTION COPY

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of December 12, 2016

______________________________________________________________________________

AMERICA’S CAR-MART, INC., a Texas corporation

as Parent,

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

AMERICA’S CAR MART, INC., an Arkansas corporation

TEXAS CAR-MART, INC., a Texas corporation

as Borrowers

______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

BANK OF AMERICA, N.A.,

as Agent, Lead Arranger and Book Manager

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	[Form] Colonial Revolver Note
Exhibit B	[Form] ACM-TCM Revolver Note
Exhibit C	[Form] Assignment
Exhibit D	[Form] Assignment Notice
Exhibit E	[Forms] of U.S. Tax Compliance Certificates

Schedule 1.1	Commitments of Lenders
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

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SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of December 12, 2016, by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to this Agreement from time to time (“Lenders”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”) as administrative agent for the Lenders (in such capacity, “Agent”), Book Manager, and lead arranger for the Lenders.

R E C I T A L S:

WHEREAS, Parent and Borrowers have previously entered into that certain Loan and Security Agreement dated November 4, 2010, as amended, supplemented, or restated from time to time, with various lenders party thereto, Bank of Arkansas, N.A. as agent, and co-lead arranger for such lenders and Bank of America, N.A. as collateral agent and co-lead arranger, pursuant to which Borrowers have obtained revolving lines of credit (as amended, restated, supplemented or otherwise modified from time to time, the “Original Loan Agreement”);

WHEREAS, Parent, Borrowers, Lenders and Agent entered into that certain Amended and Restated Loan and Security Agreement dated as of March 9, 2012, which amended and restated the Original Loan Agreement in its entirety (as amended, restated, supplemented or otherwise modified from time to time, the “First Amended Loan Agreement”); and

WHEREAS, Parent and Borrowers have requested that Agent and Lenders continue to provide credit facilities to Borrowers and to amend and restate, in its entirety, the First Amended Loan Agreement and all loan documents executed in connection therewith. Lenders are willing to provide the credit facility and amend and restates the First Amended Loan Agreement on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1        DEFINITIONS; RULES OF CONSTRUCTION

1.1.            Definitions. As used herein, the following terms have the meanings set forth below:

2011-2012 Treasury Stock Transactions: the first $20,000,000 of repurchase of Parent’s Equity Interests from the holders of such Equity Interests consummated prior to April 30, 2012 for the Fiscal Year ending April 30, 2012.

ACM: as defined in the Preamble to this Agreement.

ACM-TCM Availability: the ACM-TCM Borrowing Base minus the principal balance of all ACM-TCM Revolver Loans.

ACM-TCM Availability Reserve: the sum (without duplication) of (a) the portion of the Rent and Charges Reserve relating to ACM and TCM; (b) the Bank Product Reserve applicable to ACM and TCM as determined by Agent; (c) the aggregate amount of liabilities secured by Liens upon ACM-TCM Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (d) such additional reserves, in such amounts and with respect to such matters, as Agent in its discretion may elect to impose from time to time. Agent shall endeavor to notify Borrowers at or before the time any ACM-TCM Availability Reserve is to be established, but a failure of Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such reserve to be ineffective.

ACM-TCM Base Rate Revolver Loan: any ACM-TCM Revolver Loan that bears interest based on the Base Rate.

ACM-TCM Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of the ACM-TCM Revolver Commitments; or (b) the ACM-TCM Inventory Formula Amount, minus the ACM-TCM Availability Reserve.

ACM-TCM Borrowing Base Report: a report, in form and substance satisfactory to Agent, by which both ACM and TCM certify calculation of the ACM-TCM Borrowing Base.

ACM-TCM Collateral: all Collateral provided by ACM or TCM.

ACM-TCM Deposit Account Control Agreements: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for ACM or TCM, in favor of Agent, for the benefit of Secured Parties, as security for the ACM-TCM Obligations.

ACM-TCM Dominion Account: a special account established by ACM or TCM at Bank of Arkansas or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

ACM-TCM Guaranty: the guaranty agreement executed by ACM and TCM in favor of Agent.

ACM-TCM Inventory Formula Amount: 40% of the Actual Cash Value of Eligible Vehicle Inventory owned by ACM or TCM.

ACM-TCM Obligations: all (a) principal of and premium, if any, on the ACM-TCM Revolver Loans, (b) interest, expenses, fees and other sums payable by ACM or TCM under the Loan Documents, (c) obligations of ACM or TCM under any indemnity for Claims, (d) Extraordinary Expenses of ACM or TCM, (e) Secured Bank Product Obligations of ACM or TCM, and (f) other Debts, obligations and liabilities of any kind owing by ACM or TCM pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of ACM or TCM shall not include its Excluded Swap Obligations.

ACM-TCM Overadvance: as defined in Section 2.2.5.

ACM-TCM Overadvance Loan: an ACM-TCM Base Rate Revolver Loan made when an ACM-TCM Overadvance exists or is caused by the funding thereof.

ACM-TCM Protective Advances: as defined in Section 2.2.6.

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ACM-TCM Revolver Commitment: for any Lender, its obligation to make ACM-TCM Revolver Loans up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “ACM-TCM Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

ACM-TCM Revolver Commitment Termination Date: the earliest to occur of (a) the ACM-TCM Revolver Termination Date; (b) the date on which ACM or TCM terminates the ACM-TCM Revolver Commitments pursuant to Section 2.2.4; or (c) the date on which the ACM-TCM Revolver Commitments are terminated pursuant to Section 11.2.

ACM-TCM Revolver Loan: a loan made pursuant to Section 2.2, and any ACM-TCM Swingline Loan, ACM-TCM Overadvance Loan or ACM-TCM Protective Advance.

ACM-TCM Revolver Note: a promissory note to be executed by both ACM and TCM in favor of a Lender in the form of Exhibit B, which shall be in the amount of such Lender’s ACM-TCM Revolver Commitment and shall evidence the ACM-TCM Revolver Loans made by such Lender, together with extensions, renewals and changes in form thereof.

ACM-TCM Revolver Termination Date: December 12, 2019.

ACM-TCM Swingline Loan: with respect to ACM or TCM, any Borrowing of ACM-TCM Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by ACM or TCM, as applicable.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Actual Cash Value: the actual price paid by Dealer for the purchase of Vehicles.

Adjusted Tangible Assets: all assets of any Person except: (a) deferred assets, other than prepaid items and deferred taxes, (b) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangibles; (c) restricted investments; (d) unamortized debt discount; (e) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

Adjusted Tangible Net Worth: with respect to any Person as of any date of measurement, the remainder of (a) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of such Person at such date prepared in accordance with GAAP, minus (b) the amount at which such Person’s liabilities would be shown on such balance sheet in accordance with GAAP. For any period of measurement, Adjusted Tangible Net Worth for such period shall be reduced by (a) an amount by which the loss reserve maintained by Borrower is less than the amount required under Section 10.4, and (b) the aggregate Gross Contract Payments owed with respect to Contracts which are more than 180 days contractually past due and the applicable Contract has not been charged-off by Borrower.

AFI: Auto Finance Investors Inc., a Texas corporation.

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AFI Note: that certain unsecured promissory note issued by Parent in favor of AFI in the original principal amount of $475,000.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent: as defined in the preamble to this Agreement.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement: as defined in the preamble to this Agreement.

Allocable Amount: as defined in Section 5.11.3.

Annualized Colonial Net Charge-Off Percent: calculated as of the last day of each month, the Average Colonial Net Charge-Offs divided by the Average Colonial Net Balance (vehicle notes) multiplied by 12.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the Leverage Ratio for the last Fiscal Quarter:

Level	Leverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	< 0.75:1.00	0%	2.250%
II	> 0.75:1.00 and < 1.50:1.00	0%	2.375%
III	> 1.50:1.00	0.50%	2.875%

The margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

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In addition to the determination of the margins as set forth above, if any financial statements delivered to Agent reflect that Fixed Charge Coverage Ratio is less than 1.00:1.00, the Applicable Margin in effect shall be increased by 0.50% effective on the first day of the calendar month following delivery of such financial statements and continuing until a subsequent financial statements and compliance certificate are delivered as set forth above, reflecting a Fixed Charge Coverage Ratio equal to or in excess of 1.00:1.00.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease.

Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C or otherwise satisfactory to Agent.

Average Colonial Net Balance: calculated as of the last day of each month, the sum of the Colonial Net Balances owing under all Vehicle Contracts as of the last day of each of the prior 6 months then ending divided by 6.

Average Colonial Net Charge-Offs: calculated as of the last day of each month, the Colonial Net Charge-Offs for the 6-month period then ending divided by 6.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank of Arkansas: BOKF, NA d/b/a Bank of Arkansas.

Bank Product: any of the following products or services extended to Parent or its Affiliates by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by Parent or its Affiliates, other than Letters of Credit.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion with respect to Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.0%.

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Base Rate Revolver Loan: an ACM-TCM Base Rate Revolver Loan or a Colonial Base Rate Revolver Loan.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.

Borrower or Borrowers: as defined in the preamble to this Agreement.

Borrower Materials: Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowing: a group of Revolver Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base Report: either an ACM-TCM Borrowing Base Report or a Colonial Borrowing Base Report.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and California, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted in the London interbank market.

Capital Expenditures: all liabilities incurred or expenditures made by Parent or its Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

Cash Collateralize: the delivery of cash to Agent for the benefit of the Agent for itself and on behalf of the Secured Parties, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America, Bank of Arkansas or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within 9 months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

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Cash Management Services: any services provided from time to time by Bank of America (so long as Bank of America is a Lender) or Bank of Arkansas (so long as Bank of Arkansas is a Lender) or any of their Affiliates to Parent or its Subsidiaries relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Certificate of Title: the certificate of title or other evidence of ownership of any Vehicle issued by the appropriate Division of Motor Vehicles or its counterpart in the jurisdiction in which the Contract Debtor resides.

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that "Change in Law" shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Colonial, ACM and TCM; or (b) a change in the majority of directors of Parent during any 24 month period, unless approved by the majority of directors serving at the beginning of such period.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

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Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Colonial: as defined in the preamble to this Agreement.

Colonial Availability: the Colonial Borrowing Base minus the Colonial Revolver Usage.

Colonial Availability Reserve: the sum (without duplication) of (a) the portion of the Rent and Charges Reserve relating to Colonial; (b) the Bank Product Reserve applicable to Colonial as determined by Agent; (c) the aggregate amount of liabilities secured by Liens upon Colonial Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (d) such additional reserves, in such amounts and with respect to such matters, as Agent in its discretion may elect to impose from time to time. Agent shall endeavor to notify Borrowers at or before the time any Colonial Availability Reserve is to be established, but a failure of Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such reserve to be ineffective.

Colonial Base Rate Revolver Loan: any Colonial Revolver Loan that bears interest based on the Base Rate.

Colonial Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Colonial Revolver Commitments; or (b) the Colonial Contracts Formula Amount minus the Colonial Availability Reserve, based upon information delivered by Borrowers to Agent pursuant to Section 8.

Colonial Borrowing Base Report: a report, in form and substance satisfactory to Agent, by which Colonial certifies calculation of the Colonial Borrowing Base.

Colonial Collateral: all Collateral provided by Colonial.

Colonial Contracts Advance Rate: 50% with respect to Long Term Contracts, 55% with respect to Medium Term Contracts and 55% with respect to all other Vehicle Contracts; provided, however, that the applicable Contracts Advance Rate shall be reduced by 0.25% for each 0.25% (or portion thereof) that the Contracts Advance Rate Adjustment Percent for the month immediately preceding the date of determination exceeds 36%; in each instance such adjustment shall be calculated as of the last day of each month and shall be effective as of the first day of the month immediately following the date of determination, based upon information delivered by Borrowers to Agent pursuant to Section 8. For example, if the Colonial Contracts Advance Rate Adjustment Percent is 36.10%, the Colonial Contracts Advance Rate shall be 49.75% with respect to Long Term Contracts, 54.75% with respect to Medium Term Contracts and 54.75% with respect to all other Vehicle Contracts; if the Colonial Contracts Advance Rate Adjustment Percent is 36.30%, the Colonial Contracts Advance Rate shall be 49.50% with respect to Long Term Contracts, 54.50% with respect to Medium Term Contracts and 54.50% with respect to all other Vehicle Contracts; if the Colonial Contracts Advance Rate Adjustment Percent is 36.6%, the Colonial Contracts Advance Rate shall be 49.25% with respect to Long Term Contracts, 54.25% with respect to Medium Term Contracts and 54.25% with respect to all other Vehicle Contracts; if the Colonial Contracts Advance Rate Adjustment Percent is 36.90%, the Colonial Contracts Advance Rate shall be 49% with respect to Long Term Contracts, 54% with respect to Medium Term Contracts and 54% with respect to all other Vehicle Contracts; if the Colonial Contracts Advance Rate Adjustment Percent is 37.10%, the Colonial Contracts Advance Rate shall be 48.75% with respect to Long Term Contracts, 53.75% with respect to Medium Term Contracts and 53.75% with respect to all other Vehicle Contracts; and so on.

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Colonial Contracts Advance Rate Adjustment Percent: calculated as of the last day of each month, the sum of (a) the Past Due Percent, plus (b) the Repossession Percent, plus (c) the Annualized Colonial Net Charge-Off Percent.1

Colonial Contracts Formula Amount: as of any date of determination, the Colonial Contracts Advance Rate times the Colonial Net Eligible Contract Payments.

Colonial Deposit Account Control Agreements: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for Colonial, in favor of Agent, for the benefit of Secured Parties, as security for the Colonial Obligations.

Colonial Dominion Account: a special account established by Colonial at Bank of Arkansas or another Lender acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

Colonial Guaranty: the guaranty agreement executed by Colonial in favor of Agent.

Colonial Loss Reserve Percent: Colonial’s then existing allowance for credit losses divided by the Colonial Net Balance.

Colonial Loss Reserve Adjustment Percent: Colonial TTM Net Charge-Offs Percent minus the product of Colonial’s then existing Colonial Loss Reserve Percent multiplied by 120%.

Colonial Net Balance: as of the date of determination, the Gross Contract Payments of Vehicle Contracts less, to the extent included in the calculation of Gross Contract Payments, all unearned interest and unearned insurance premiums owing by the Contract Debtor.

Colonial Net Charge-Offs: for any period as (a) the aggregate amount of all unpaid principal balances (including any service contract amounts included therein) due under Vehicle Contracts which have been charged off by Colonial during such period, including the principal balances due under all Vehicle Contracts where the Vehicle has been repossessed by Colonial during such period reduced by the amount of the wholesale value of each repossessed vehicle as determined in accordance with Colonial’s historical practices and acceptable to Agent, less (b) recoveries on charged-off Contracts during such period (to the extent applied to the loss reserves).

Colonial Net Eligible Contract Payments: as of the date of determination, the remainder of (a) the Gross Contract Payments owing under all Eligible Vehicle Contracts (including any service contract amount included therein), minus (b) the sum of (i) the aggregate amount, to the extent included within the definition of Gross Contract Payments, of all unearned interest, fees, and charges applicable to the Eligible Vehicle Contracts, and (ii) such other amounts as Agent in its reasonable discretion deems necessary or appropriate.

Colonial Obligations: all (a) principal of and premium, if any, on the Colonial Revolver Loans, (b) LC Obligations and other obligations of Colonial with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Colonial under the Loan Documents, (d) obligations of Colonial under any indemnity for Claims, (e) Extraordinary Expenses of Colonial, (f) Secured Bank Product Obligations of Colonial, and (g) other Debts, obligations and liabilities of any kind owing by Colonial pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of Colonial shall not include its Excluded Swap Obligations.

____________________

1 Note to Bank – to confirm this is consistent with the CAR.

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Colonial Overadvance: as defined in Section 2.1.5.

Colonial Overadvance Loan: a Colonial Base Rate Revolver Loan made when a Colonial Overadvance exists or is caused by the funding thereof.

Colonial Protective Advances: as defined in Section 2.1.6.

Colonial Revolver Commitment: for any Lender, its obligation to make Colonial Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Colonial Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Colonial Revolver Commitment Termination Date: the earliest to occur of (a) the Colonial Revolver Termination Date; (b) the date on which Colonial terminates the Colonial Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Colonial Revolver Commitments are terminated pursuant to Section 11.2.

Colonial Revolver Loan: a loan made pursuant to Section 2.1, and any Colonial Swingline Loan, Colonial Overadvance Loan or Colonial Protective Advance.

Colonial Revolver Note: a promissory note to be executed by Colonial in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Colonial Revolver Commitment and shall evidence the Colonial Revolver Loans made by such Lender, together with extensions, renewals and changes in form thereof.

Colonial Revolver Termination Date: December 12, 2019.

Colonial Revolver Usage: (a) the aggregate amount of outstanding Colonial Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

Colonial Swingline Loan: with respect to Colonial, any Borrowing of Colonial Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Colonial.

Colonial TTM Net Charge-Offs Percent: The sum of the Colonial Net Charge-Offs balances for the last twelve months divided by average of Colonial Net Balances in the last 12 months.

Colonial Underwriting: Colonial Underwriting, Inc., an Arkansas corporation.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

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Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Sections 10.2.3 and 10.3, list all outstanding Bank Products, calculate the applicable Level for the Applicable Margin, and certify that all Vehicle Contracts are in compliance with all Vehicle Contract Compliance Requirements.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consumer Finance Laws: all Applicable Laws governing or relating to the extension of consumer credit, the creation of a security interest in personal property or a mortgage in real property in connection with the consumer credit, the collection of consumer debt and the protection of consumers’ interests in connection with consumer credit transactions (including with respect to the advertising, solicitation, underwriting, origination, assignment, administration, servicing and collection thereof), including without limitation, any usury laws, any privacy laws, discriminatory lending laws, predatory lending laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, and Fair and Accurate Credit Transactions Act, the Equal Credit Opportunity Act and any regulations related thereto, the Fair Debt Collections Practices Act, RESPA, the Magnuson-Moss Warranty Act, the Service member’s Civil Relief Act, the Gramm-Leach-Bliley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Federal Trade Commission’s Rules and Regulations, the rules and regulations promulgated by the Consumer Financial Protection Bureau (including Regulations B, M, N, O P, V, X and Z) and Regulations B and Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Contract Debtor: each Person who is obligated to Colonial to perform any duty under or to make any payment pursuant to the terms of a Vehicle Contract.

Contract Security Documents: all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments, guaranties, sureties, and agreements of every type and nature (including Certificates of Title) securing the obligations of Contract Debtors under Contracts.

Contracts: all of a Colonial’s now owned and hereafter acquired loan agreements, Accounts, installment sale contracts, Instruments, notes, documents, Chattel Paper, and all other forms of obligations owing to Colonial, including Vehicle Contracts, and any collateral for any of the foregoing, including all rights under any and all Contract Security Documents and Vehicles or other merchandise returned to or repossessed by Colonial.

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Covenant Trigger Event: the occurrence of (a) the sum of (i) the amount under clause (b) of the Colonial Borrowing Base minus the principal balance of all Colonial Revolver Loans, and (ii) the amount of the ACM-TCM Borrowing Base minus the principal balance of all ACM-TCM Revolver Loans, is less than 25% of the sum of (y) the amount under clause (b) of the Colonial Borrowing Base, and (z) the amount of the ACM-TCM Borrowing Base or (b) the sum of the Colonial Availability and ACM-TCM Availability is less than 10% of the aggregate Revolver Commitments.

Credit Guidelines: Borrowers’ guidelines (delivered to Agent prior to the Closing Date) which state in detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors and the collection criteria used by Borrowers in collection of amounts due from Contract Debtors.

Contracts Servicing Agreement: that certain Servicing Agreement by and between ACM and Colonial pursuant to which ACM has agreed to provide servicing to Colonial in connection with Vehicle Contracts.

Crown: Crown Delaware Investments Corp., a Delaware corporation.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Dealer: ACM or TCM in its capacity as a dealer that has sold a Vehicle to a Contract Debtor pursuant to a Vehicle Contract.

Dealer Agreement: an agreement between Colonial and a Dealer, in form and content satisfactory to Agent, that governs the sale or assignment of Contracts from such Dealer to Colonial, including any provisions for assignment (whether with or without recourse, a repurchase obligation by the Dealer, or a guaranty by such Dealer) contained in such agreement.

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables and other non-interest bearing unsecured liabilities incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto determined as if Level III of the Applicable Margin were applicable.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within 2 Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or generally under its other credit facilities, or has made a public statement to that effect; (c) has failed, within 3 Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender's agreements.

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Deposit Account Control Agreement: the Colonial Deposit Account Control Agreements and ACM-TCM Deposit Account Control Agreements.

Designated Jurisdiction: a country or territory that is the subject of a Sanction.

Disregarded Subsidiaries: Crown, Colonial Underwriting and AFI.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind and for the purpose of calculating Fixed Charges, net of proceeds from exercise of stock options); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Dominion Account: a Colonial Dominion Account or an ACM-TCM Dominion Account.

EBITDA: determined on a consolidated basis for Parent and its Subsidiaries, net income determined in accordance with GAAP, plus the sum of interest expense, depreciation, amortization, income taxes, and other non-cash expenses reasonably acceptable to Agent. For any period of measurement, EBITDA for such period shall be reduced by (a) an amount by which the loss reserve maintained by Borrower is less than the amount required under Section 10.4, and (b) the aggregate Gross Contract Payments owed with respect to Contracts which are more than 180 days contractually past due and the applicable Contract has not been charged-off by Borrower.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by Borrowers (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent in its discretion.

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Eligible Vehicle Contracts: those Vehicle Contracts which Agent, in its sole discretion, deems eligible and which, without limiting Agent’s discretionary rights, satisfy at all times all of the following requirements as determined by Agent in its sole and absolute discretion:

(a)                the Vehicle Contract strictly complies with all of Colonial’s warranties and representations contained herein;

(b)               (i) for any Vehicle Contract that requires weekly payments from the Contract Debtor, no more than 4 payments may be contractually delinquent, and (ii) for any other Vehicle Contract, no payment due under such Vehicle Contract is more than the lesser of 30 days or 4 weeks contractually delinquent;

(c)                except as provided in clause (b) of this definition, neither Colonial nor the Contract Debtor is in default under the terms of the Vehicle Contract.

(d)               Colonial has not granted to the Contract Debtor any extension of time for the payment of any sum due under the Vehicle Contract except pursuant to a Contract which has been modified in a way that Agent, in its reasonable discretion, deems acceptable (which shall be presumed unless Agent expressly states otherwise from time to time);

(e)                the Vehicle Contract is not subject to any asserted defense, counterclaim, offset, discount, or allowance;

(f)                the terms of the Vehicle Contract and all related documents and instruments comply in all respects with all requirements of law, including without limitation, the Vehicle Contract Compliance Requirements;

(g)                the Contract Debtor is not an Affiliate of any Borrower (but may be an employee; provided that the aggregate amount of employee debt shall not exceed one half of one percent (0.5%) of Colonial Net Eligible Contract Payments);

(h)               the creditworthiness of the Contract Debtor is acceptable to Agent (which shall be presumed unless Agent expressly states otherwise from time to time) and the Vehicle Contract and Contract Debtor conform to the Credit Guidelines;

(i)                 the Contract Debtor is not subject to an Insolvency Proceeding;

(j)                 the Contract Debtor is a resident of the continental United States;

(k)               the first scheduled payment pursuant to the terms of the Vehicle Contract is, or was, due within 45 days following the execution of the Vehicle Contract and all other payments are scheduled to be made in substantially equal (or greater) weekly, bi-weekly, monthly, or semi-monthly installments in order to ratably amortize the Vehicle Contract over its scheduled term;

(l)                 (A) the original term of the Vehicle Contract is not more than 60 months, (B) if the original term of the Vehicle Contract is greater than 36 months but no greater than 42 months (“Medium Term Contracts”), then the aggregate amount of Colonial Net Eligible Contract Payments attributable to such Medium Term Contracts at no time exceeds 15% of the Colonial Net Balance, and (C) if the original term of the Vehicle Contract is greater than 42 months but no greater than 60 months (“Long Term Contracts”), then the aggregate amount of Colonial Net Eligible Contract Payments attributable to such Long Term Contracts at no time exceeds 5% of the Colonial Net Balance; provided, however, that the aggregate amount of Colonial Net Eligible Contract Payments attributable to Medium Term Contracts and Long Term Contracts shall at no time exceed 15% of the Colonial Net Balance.

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(m)             repayment of the Vehicle Contract is either (i) secured by a first priority, perfected interest in the subject Vehicle, and Colonial has evidence of such perfected lien available on Colonial’s premises to Agent for inspection in the form of either (1) the most current Certificate of Title reflecting Colonial, ACM or TCM as the lien holder or owner, or (2) documentation from the appropriate Governmental Authority reflecting Colonial’s, ACM’s or TCM’s Lien; or (ii) within 45 calendar days of executing a Vehicle Contract, Colonial shall have in its possession evidence from the appropriate Governmental Authority of perfection by that Governmental Authority of a first priority lien in favor of Colonial on the Vehicle that is the subject of the Vehicle Contract, and evidence of such perfected lien shall be on Colonial’s premises available to Agent for inspection in the form of either (1) a Certificate of Title reflecting Colonial as the lien holder, or owner or (2) documentation from the appropriate Government Authority reflecting Colonial’s Lien;

(n)               to the extent that the balance of the Vehicle Contract includes sums representing the financing of a service contract, such service contract shall be in compliance with all applicable consumer credit laws, including any and all laws relating thereto;

(o)               the Vehicle Contract is not a Unacceptable Modified Contract;

(p)               the Vehicle Contract is originated in the ordinary course of Colonial’s business; and

(q)               Vehicle Contracts that are secured by Vehicles which were previously subject to Repossessed Contracts (“Vehicle Contracts Subject to Prior Repossession”) to the extent that Vehicle Contracts Subject to Prior Repossession exceed 20% of Eligible Vehicle Contracts.

Eligible Vehicle Inventory: the Inventory of ACM and TCM consisting of Vehicles which Agent, in its sole discretion, deems eligible and which, without limiting Agent’s discretionary rights, satisfies at all times all of the following requirements as determined by Agent:

(a)                In the case of all such Vehicles, are purchased for Inventory at auction or from third parties and are not Vehicles that have been previously repossessed by a Borrower,

(b)               in the case of all such Vehicles, are subject to a perfected, first priority Lien in favor of Agent for the benefit of the Lenders pursuant to the Security Documents, free from any other Lien other than those acceptable to the Agent in its discretion,

(c)                in the case of used Vehicles, ACM or TCM physically holds such Certificates of Title (or either ACM or TCM has, in accordance with its standard policies and procedures, initiated the process by which the foregoing requirements of this clause (b) will be satisfied); and

(d)               in the case of all such Vehicles, are located at either ACM’s or TCM's facilities as set forth in Schedule 8.6.1.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Contract Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

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Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

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Excluded Taxes: (a) Taxes imposed on or measured by a Recipient's net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrowers under Section 12.10) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient's failure to comply with Section 5.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA. In no event shall “Excluded Taxes” include any withholding Tax imposed on amounts paid by or on behalf of a foreign Obligor to a Recipient that has complied with Section 5.10.2.

Extraordinary Expenses: (i) all costs, expenses or advances that the Lenders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor in relation to enforcing their rights under this Agreement or in respect of the Obligations, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights any Lenders in any Insolvency Proceeding, and (ii) all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' and auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero.

Fee Letter: the fee letter agreement of even date herewith, among Agent and Borrowers.

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First Amended Loan Agreement: as defined in the recitals hereto.

Fiscal Quarter: each period of 3 months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent for accounting and tax purposes, ending on April 30 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries, determined on a trailing 6 month basis, of (a) EBITDA, to (b) Fixed Charges.

Fixed Charges: the sum of interest expense and cash income taxes plus scheduled principal payments on Debt, plus Capital Expenditures, plus Distributions other than Distributions permitted under clause (ii)(a) of the definition of Permitted Distributions and 2011-2012 Treasury Stock Transactions.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral). No Revolver Loans shall be deemed to have been paid in full unless all Revolver Commitments of all Lenders related to such Revolver Loans are terminated.

Funded Debt: all outstanding Debt for Borrowed Money.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Gross Contract Payments: as of the date of determination, the outstanding principal balance (as referenced on Colonial’s balance statement and general ledger), including all accrued but unpaid interest, fees, and other charges owing by the Contract Debtor, of all Vehicle Contracts.

Guarantor Payment: as defined in Section 5.11.3.

Guarantors: Parent, Colonial, ACM, TCM and each other Person that guarantees payment or performance of Obligations.

Guarantor Security Agreement: a security agreement, in form and substance satisfactory to Agent, executed by each Guarantor pursuant to which each Guarantor grants a first priority Lien in its Properties in favor of Agent (for the benefit of Secured Parties) as security for its obligations under its Guaranty.

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Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement: a "swap agreement" as defined in Bankruptcy Code Section 101(53B)(A).

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that Parent’s or its Subsidiaries’ ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Assignment Agreement: the agreement between ACM and TCM, on the one hand, and Colonial, on the other hand, pursuant to which ACM and TCM sell all of their right, title and interest in and to Vehicle Contracts to Colonial.

Intercompany Subordinated Debt: any Debt between Parent and its Subsidiaries so long as all parties to such Debt are parties to the Intercompany Subordination Agreement.

Intercompany Subordination Agreement: the Intercompany Subordination Agreement of even date herewith, between each Parent and its Subsidiaries with respect to any Debt owed by Parent or any of its Subsidiaries to Parent or any other Subsidiary.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all Vehicles, goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in ACM or TCM’s business (but excluding Equipment).

Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

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IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.3.5.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application: an application by a Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.

LC Conditions: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Colonial Revolver Usage does not exceed the Colonial Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Colonial or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Colonial for any drawings under Letters of Credit; (b) the Stated Amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Colonial to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

Lender Indemnitees: Lenders and Secured Bank Product Providers, their respective officers, directors, employees, Affiliates, agents and attorneys.

Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender or Issuing Bank by notice to Agent and Borrowers.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of Colonial or Affiliate of Colonial.

Letter of Credit Subline: $3,000,000.

Leverage Ratio: determined on a consolidated basis for Parent and its Subsidiaries, the ratio of (a) Total Liabilities to (b) Adjusted Tangible Net Worth.

LIBOR: the per annum rate of interest determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall LIBOR be less than zero.

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LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of any Obligor to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract: (i) any agreement or arrangement to which Parent or any of its Subsidiaries are party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or to Debt in an aggregate amount of $100,000 or more or (ii) the Contracts Servicing Agreement.

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Minimum Loss Reserve: as defined in Section 10.1.13.

Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Agent.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding 5 plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Obligor in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Notice of Borrowing: a request by either Colonial, ACM, or TCM for a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a request by Colonial, ACM or TCM for conversion or continuation of a Revolver Loan as a LIBOR Loan, in form satisfactory to Agent.

Obligations: all ACM-TCM Obligations and Colonial Obligations.

Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Parent or its Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Revolver Note; LC Document; Fee Letter; Lien Waiver; Intercompany Subordination Agreement; Borrowing Base Report; Compliance Certificate; Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

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Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overadvance: an ACM-TCM Overadvance or Colonial Overadvance.

Overadvance Loan: an ACM-TCM Overadvance Loan or a Colonial Overadvance Loan.

Parent: as defined in the preamble to this Agreement.

Participant: as defined in Section 13.2.

Past Due Percent: the percent equal to (a) the sum of the Colonial Net Balances owing under all Vehicle Contracts that are 29 days or more past due or where the Contract Debtor is subject to an Insolvency Proceeding, calculated as of the last day of the month for each of the last 2 months, divided by (b) the sum of the Colonial Net Balances owing under all Vehicle Contracts at the end of each of the last 2 months.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding 5 plan years.

Permitted Airplane Financing: any airplane financing obtained by Crown secured solely by the airplane owned by Crown as of the Closing Date so long as: (a) such financing is with a financier which is not an Affiliate of Parent or its Subsidiaries and is an arms-length transaction, (b) upon giving effect thereto, no Default or Event of Default exists, (c) the Net Proceeds of such financing are paid to Agent for application to the Obligations.

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Permitted Asset Disposition: as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent for application to the Obligations, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12-month period, has a fair market or book value (whichever is more) of $100,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) Permitted Sale/Leaseback; (f) a Permitted Contract Sale; or (g) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $100,000 or less at any time.

Permitted Contract Sale: a sale of Vehicle Contracts to a third party approved Agent (which approval will not be unreasonably withheld) and its Affiliates which satisfy the following conditions:

(a)	immediately before and after giving effect to each such sale, no Default or Event of Default exists;

(b)	each Vehicle Contract disposed pursuant to such sale is not an Eligible Vehicle Contract or the original term of the Vehicle Contract is in excess of 36 months;

(c)	the cash consideration received by ACM for each Vehicle Contract disposed pursuant to such sale is equal to or greater than ACM’s investment plus costs with respect to such Vehicle Contract and such cash consideration is paid to ACM in full promptly after the consummation of such sale; and

(d)	each such sale is non-recourse to Borrowers or their Affiliates except for ACM’s repurchase obligations set forth in the documents evidencing the applicable sale which is to be exercised solely with respect to Vehicle Contracts which do not satisfy the representations and warranties set forth in the documents evidencing the applicable sale.

Permitted Distributions: Distributions by

(i)       the Subsidiaries of Parent to Parent in an aggregate amount not greater than $50,000 per year in order to provide the funds necessary for Parent to repay its obligations under the AFI Note, so long as no Default or Event of Default exists immediately before and after giving effect to such Distribution, and

(ii)       Parent to its Equity Interest Holders in order to repurchase Parent’s stock from such holders so long as:

(a)       (1) immediately before and after giving effect to such repurchase, the aggregate amount of such repurchases consummated after the Closing Date does not exceed $40,000,000 (net of proceeds received from exercise of stock options),

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(2) the sum of: (w) the amount under clause (b) of the Colonial Borrowing Base minus the principal balance of all Colonial Revolver Loans, and (x) the amount of the ACM-TCM Borrowing Base minus the principal balance of all ACM-TCM Revolver Loans, immediately after giving effect to such repurchase is equal to or greater than 25% of the sum of (y) the amount under clause (b) of the Colonial Borrowing Base, and (z) the amount of the ACM-TCM Borrowing Base, immediately after giving effect to such repurchase, and

(3) no Default or Event of Default exists immediately before and after giving effect to any such repurchase, or

(b)       if such repurchase is not permitted under clause (ii)(a) above,

(1) immediately before and after giving effect to such repurchase (net of proceeds received from exercise of stock options), the aggregate amount of such repurchases does not exceed 75% of the consolidated net income of Parent and its Subsidiaries measured on a trailing twelve month basis, and

(2) no Default or Event of Default exists immediately before and after giving effect to any such repurchase; provided, that no Distributions under clause (ii) above shall be permitted if immediately before and after giving effect thereto the sum of the Colonial Availability and ACM-TCM Availability is less than 12.5% of the aggregate Revolver Commitments.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of an Obligor that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $250,000 during each Fiscal Year and its incurrence does not violate Section 10.2.3.

Permitted Sale/Leaseback: a sale and leaseback transaction that is in respect of Real Estate and the improvements thereto that is first acquired by Parent or its Subsidiaries after the Closing Date, so long as:

(a)                no Default or Event of Default shall exist or shall result from the consummation of such sale and leaseback;

(b)               such Person receives fair market value for the sale of the subject assets,

(c)                100% of the consideration received is cash or Cash Equivalents, and

(d)               such sale and leaseback is consummated within 360 days from the date that Parent or any of its Subsidiaries acquired the subject Real Estate and improvements.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Platform: as defined in Section 14.3.3.

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Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate outstanding Revolver Loans and LC Obligations or, if all Revolver Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: an ACM-TCM Protective Advance or a Colonial Protective Advance.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions: (a) the Refinancing Debt is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrower than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

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Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b) or (d).

Reimbursement Date: as defined in Section 2.3.2.

Rent and Charges Reserve: as determined by Agent, the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to 3 months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

Repossession Percent: the percent equal to (a) the sum of the repossession value of all Vehicles which any Borrower has repossessed in the last 2 months and which, as of the last day of the 2-month period then ending, was reflected as assets on any Borrower’s books divided by (b) the sum of the Colonial Net Balances owing under all Vehicle Contracts at the end of each of the last 2 months.

Repossessed Contracts: the Vehicle Contracts with respect to which the merchandise sold in connection with the execution of the Vehicle Contract has been repossessed or returned.

Required Lenders: Secured Parties holding more than 67% of (a) the aggregate Revolver Commitments or (b) after termination of the Revolver Commitments, the aggregate outstanding Revolver Loans and LC Obligations or, upon Full Payment of all Revolver Loans and LC Obligations, the aggregate remaining Obligations; provided, that Commitments, Revolver Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Revolver Loan or LC Obligation by the Lender that funded the applicable Revolver Loan or issued the applicable Letter of Credit; provided further, that at any time there are no more than 2 Lenders, “Required Lenders” shall mean all Lenders.

Restricted Investment: any Investment by a Borrower, other than (a) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; and (b) loans and advances permitted under Section 10.2.7.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of Parent, its Subsidiaries or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

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Revolver Commitment: for any Lender, its ACM-TCM Revolver Commitment and its Colonial Revolver Commitment. “Revolver Commitments” means the aggregate amount of all Revolver Commitments.

Revolver Commitment Termination Date: the earliest to occur of (a) the Colonial Revolver Termination Date; (b) the ACM-TCM Revolver Termination Date, (c) the date on which Colonial terminates the Colonial Revolver Commitments pursuant to Section 2.1.4; (d) the date on which ACM or TCM terminate the ACM-TCM Revolver Commitments pursuant to Section 2.2.4; or (e) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Revolver Loan: any ACM-TCM Revolver Loan or Colonial Revolver Loan.

Revolver Note: an ACM-TCM Revolver Note or a Colonial Revolver Note.

S&P: Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor acceptable to Agent.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; (b) BOK Financial Corporation or any of its Affiliates; and (c) any Lender or Affiliate of a Lender that is providing a Bank Product, provided the provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Guaranties, Guarantor Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of Borrower or, if the context requires, an Obligor.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

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Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent and includes the Intercompany Subordinated Debt.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Person (including indirect ownership by such Person through other entities in which the Person directly or indirectly owns 50% of the voting securities or Equity Interests).

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Loan: any ACM-TCM Swingline Loan or Colonial Swingline Loan.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

TCM: Texas Car-Mart, Inc., a Texas corporation.

Total Liabilities: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Event: the occurrence of (a) an Event of Default or (b) the sum of Colonial Availability and ACM-TCM Availability being less than 10% of the aggregate Revolver Commitments at any time.

Trigger Period: the period (a) commencing upon any day that a Trigger Event occurs and (b) ending on the day on which, during the preceding 90 consecutive days (i) no Event of Default has existed and (ii) the sum of ACM-TCM Availability and Colonial Availability has at all times been greater than 10% of the aggregate Revolver Commitments; provided, that a Trigger Period may commence but will not be terminated more than 3 times during the term of this Agreement.

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UCC: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unacceptable Modified Contract: a Contract which has been modified in a way that Agent in its reasonable discretion deems unacceptable and accordingly ineligible. Without intending to limit Agent’s discretion, any Contract which was more than 30 days contractually delinquent but was subsequently modified so as to eliminate the delinquency shall be considered as unacceptable. Notwithstanding the previous sentence, in the event 4 consecutive full payments are made on any Unacceptable Modified Contract and such Unacceptable Modified Contract is not then in any respect delinquent, such Unacceptable Modified Contract shall at such time no longer be considered as an Unacceptable Modified Contract. No contract which was at one time unacceptable shall thereafter be reclassified as acceptable more than twice during the term on such Contract. Additionally, Colonial may change the monthly (or lesser payment period as applicable) due date by not more than 15 days with respect to a Contract to coincide with a Contract Debtor’s pay date and such adjustment to the Contract shall not by itself render the Contract as unacceptable.

Unfunded Pension Liability: the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Unused Line Fee Rate: a per annum rate equal to 0.25%.

Upstream Payment: a Distribution by a Subsidiary of Parent to an Obligor.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).

Vehicle: any new or used, two-axeled, automobile or light-duty truck, together with all accessions, parts and equipment sold or financed in connection therewith.

Vehicle Contract: all Instruments, notes, documents, chattel paper, accounts, installment sale contracts and other payment obligations which arise from or relate to an installment sale of a Vehicle.

Vehicle Contract Compliance Requirements: all Applicable Laws (including Consumer Finance Laws) established from time to time by any local, state or federal agency with respect to the form and substance of consumer finance contracts, including but not limited to Regulation Z of the Truth in Lending Act (TILA) of 1968.

Write-Down and Conversion Powers: the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

1.2.            Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Parent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Parent’s certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

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1.3.            Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of California from time to time: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4.            Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generi shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules means, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day in the Central time zone; or (g) discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person exercised at any time. All references to Value, Borrowing Base components, Revolver Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars and, unless expressly provided otherwise, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower's "knowledge" or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

SECTION 2        CREDIT FACILITIES

2.1.            Colonial Revolver Commitment.

2.1.1.                  Colonial Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Colonial Revolver Commitment, on the terms set forth herein, to make Colonial Revolver Loans to Colonial from time to time through the Colonial Revolver Commitment Termination Date. The Colonial Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Colonial Revolver Loan if Colonial Revolver Usage at such time plus the requested Colonial Revolver Loan would exceed the Colonial Borrowing Base.

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2.1.2.                  Colonial Revolver Notes. Colonial Revolver Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Colonial shall deliver Colonial Revolver Note(s) to such Lender, evidencing its Colonial Revolver Loans.

2.1.3.                  Use of Proceeds. The proceeds of Colonial Revolver Loans shall be used by Colonial solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Colonial Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Colonial, including working capital. Colonial shall not, directly or indirectly, use any Letter of Credit or Colonial Revolver Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Colonial Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Colonial Revolver Loan, is the subject of any Sanction; (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction.

2.1.4.                  Voluntary Reduction or Termination of Colonial Revolver Commitments.

(a)                The Colonial Revolver Commitments shall terminate on the Revolver Commitment Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 90 days prior written notice to Agent at any time, Colonial may, at its option, terminate the Colonial Revolver Commitments and the Colonial credit facility. Any notice of termination given by Colonial shall be irrevocable. On the termination date, Colonial shall make Full Payment of all Colonial Obligations.

(b)               Colonial may permanently reduce the Colonial Revolver Commitments, on a ratable basis for all Lenders, upon at least 90 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof.

(c)                Concurrently with any reduction in or termination of the Colonial Revolver Commitments, for whatever reason (including an Event of Default), Colonial shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to 0.375% of the Colonial Revolver Commitments being reduced or terminated. No termination charge shall be payable if termination occurs on the Colonial Revolver Termination Date.

2.1.5.                  Colonial Overadvances. If Colonial Revolver Usage exceeds the Colonial Borrowing Base (“Colonial Overadvance”) at any time, the excess shall be payable immediately and shall constitute a Colonial Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to fund Base Rate Revolver Loans that cause or constitute a Colonial Overadvance and to forbear from requiring Colonial to cure a Colonial Overadvance as long as the total Colonial Overadvance does not exceed $500,000 and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall Colonial Revolver Loans be required that would cause Colonial Revolver Usage to exceed the aggregate Colonial Revolver Commitments. No funding or sufferance of a Colonial Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. Neither Parent nor any Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

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2.1.6.                  Colonial Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Colonial Protective Advances”) (a) up to an aggregate amount of $1,000,000 outstanding at any time, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations as long as such Colonial Revolver Loans do not cause Colonial Revolver Usage to exceed the aggregate Colonial Revolver Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Colonial Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Colonial Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Colonial Protective Advance is appropriate shall be conclusive.

2.1.7.                  Increase in Colonial Revolver Commitments. At any time after the Closing Date, Colonial may request an increase in Colonial Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase shall be in a minimum amount of $5,000,000 and shall be offered on the same terms as existing Colonial Revolver Commitments, except for a closing fee specified by Agent and Lenders, (b) total increases of the Colonial Revolver Commitments and ACM-TCM Revolver Commitments shall not exceed $50,000,000 in the aggregate and no more than 3 total increases shall be made under this Section and Section 2.2.7, and (c) no reduction in Colonial Revolver Commitments pursuant to Section 2.1.4 shall have occurred prior to the requested increase. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Colonial Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined any increase. If Lenders fail to commit to the full requested increase, Agent may select Eligible Assignees to issue additional Colonial Revolver Commitments and to become Lenders hereunder. Agent may allocate, in its discretion, the increased Colonial Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied and the applicable commitments have been received, total Colonial Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Colonial, which date shall be within 45 days following Colonial’s increase request. Agent, Colonial, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in Colonial Revolver Commitments, and Agent shall be entitled to revised Schedule 1.1 to reflect the increased Colonial Revolver Commitments. Colonial shall prepay and Lenders shall fund Colonial Revolver Loans on the effective date of the increase as necessary to allocate Colonial Revolver Loans among Lenders in accordance with their adjusted shares of the Colonial Revolver Commitments.

2.2.            ACM-TCM Revolver Commitment.

2.2.1.                  ACM-TCM Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its ACM-TCM Revolver Commitment, on the terms set forth herein, to make ACM-TCM Revolver Loans to ACM and TCM from time to time through the ACM-TCM Revolver Commitment Termination Date. The ACM-TCM Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for an ACM-TCM Revolver Loan if the unpaid balance of ACM-TCM Revolver Loans outstanding at such time (including the requested ACM-TCM Revolver Loan) would exceed the ACM-TCM Borrowing Base.

2.2.2.                  ACM-TCM Revolver Notes. ACM-TCM Revolver Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, ACM and TCM shall deliver ACM-TCM Revolver Note(s) to such Lender, evidencing its ACM-TCM Revolver Loans.

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2.2.3.                  Use of Proceeds. The proceeds of ACM-TCM Revolver Loans shall be used by ACM and TCM solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay ACM-TCM Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of ACM and TCM, including working capital. ACM and TCM shall not, directly or indirectly, use any Letter of Credit or ACM-TCM Revolver Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or ACM-TCM Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the ACM-TCM Revolver Loan, is the subject of any Sanction; (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction.

2.2.4.                  Termination of ACM-TCM Revolver Commitments.

(a)                The ACM-TCM Revolver Commitments shall terminate on the earlier of the Revolver Commitment Termination Date or the date on which the Colonial Commitments are terminated, unless sooner terminated in accordance with this Agreement. Upon at least 90 days prior written notice to Agent at any time, ACM and TCM may, at their option, terminate the ACM-TCM Revolver Commitments and the ACM-TCM credit facility. Any notice of termination given by ACM or TCM shall be irrevocable. On the termination date, ACM and TCM shall make Full Payment of all ACM-TCM Obligations.

(b)               Concurrently with the termination of the ACM-TCM Revolver Commitments, for whatever reason (including an Event of Default), ACM and TCM shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to 0.375% of the ACM-TCM Revolver Commitments being terminated. No termination charge shall be payable if termination occurs on the ACM-TCM Revolver Termination Date.

2.2.5.                  ACM-TCM Overadvances. If the aggregate ACM-TCM Revolver Loans exceed the ACM-TCM Borrowing Base (“ACM-TCM Overadvance”) at any time, the excess shall be payable immediately and shall constitute an ACM-TCM Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to fund Base Rate Revolver Loans that cause or constitute an ACM-TCM Overadvance Loans and to forbear from requiring ACM or TCM to cure an ACM-TCM Overadvance as long as the total ACM-TCM Overadvance does not exceed $500,000 and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall ACM-TCM Overadvance Loans be required that would cause the outstanding ACM-TCM Revolver Loans to exceed the aggregate ACM-TCM Revolver Commitments. No funding or sufferance of an ACM-TCM Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. Neither Parent nor any Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

2.2.6.                  ACM-TCM Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“ACM-TCM Protective Advances”) (a) up to an aggregate amount of $1,000,000 outstanding at any time, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such ACM-TCM Revolver Loans do not cause the ACM-TCM Revolver Loans to exceed the aggregate ACM-TCM Revolver Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in ACM-TCM Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further ACM-TCM Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of an ACM-TCM Protective Advance is appropriate shall be conclusive.

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2.2.7.                  Increase in ACM-TCM Revolver Commitments. At any time after the Closing Date, ACM and TCM may request an increase in ACM-TCM Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase shall be in a minimum amount of $1,000,000 and shall be offered on the same terms as existing ACM-TCM Revolver Commitments, except for a closing fee specified by Agent and Lenders, and (b) total increases of the ACM-TCM Revolver Commitments and Colonial Revolver Commitments shall not exceed $50,000,000 in the aggregate and no more than 3 total increases shall be made under this Section and Section 2.1.7. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its ACM-TCM Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined any increase. If Lenders fail to commit to the full requested increase, Agent may select Eligible Assignees to issue additional ACM-TCM Revolver Commitments and to become Lenders hereunder. Agent may allocate, in its discretion, the increased ACM-TCM Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied and the applicable commitments have been received, total ACM-TCM Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent, ACM and TCM, which date shall be within 45 days following ACM’s and TCM’s increase request. Agent, ACM, TCM, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in ACM-TCM Revolver Commitments, and Agent shall be entitled to revised Schedule 1.1 to reflect the increased ACM-TCM Revolver Commitments. ACM and TCM shall prepay and Lenders shall fund ACM-TCM Revolver Loans on the effective date of the increase as necessary to allocate ACM-TCM Revolver Loans among Lenders in accordance with their adjusted shares of the ACM-TCM Revolver Commitments.

2.3.            Colonial Letter of Credit Facility.

2.3.1.                  Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit (from time to time until the Colonial Revolver Termination Date, on the terms set forth herein, including the following:

(a)                Colonial acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least 3 Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that any LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)               Letters of Credit may be requested by Colonial only (i) to support obligations of Colonial incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.

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(c)                Colonial assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Colonial; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Parent and each Obligor shall take all action to avoid and mitigate any damages relating to any Letter of Credit or claimed against Issuing Bank, Agent or any Lender, including through enforcement of any available rights against a beneficiary. Issuing Bank shall be fully subrogated to the rights and remedies of any beneficiary whose claims against Colonial are discharged with proceeds of a Letter of Credit. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.

(d)               In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2.                  Reimbursement; Participations.

(a)                If Issuing Bank honors any request for payment under a Letter of Credit, Borrower shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Colonial. The obligation of Colonial to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Colonial may have at any time against the beneficiary. Whether or not Colonial submits a Notice of Borrowing, Colonial shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)               Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Colonial does not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender's Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.

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(c)                The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower's protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit's expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

2.3.3.                  No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.3.4.                  Cash Collateral. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the Revolver Commitment Termination Date occurs, or (c) the Colonial Revolver Termination Date is scheduled to occur within 20 Business Days, then Colonial shall, at Issuing Bank’s or Agent's request, Cash Collateralize all outstanding Letters of Credit. Colonial shall, at Issuing Bank’s or Agent's request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Colonial fails to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.5.                  Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Colonial, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise continue to have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank and, as long as no Default or Event of Default exists, such replacement shall be reasonably acceptable to Colonial.

SECTION 3        INTEREST, FEES AND CHARGES

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3.1.            Interest.

3.1.1.                  Rates and Payment of Interest.

(a)                The Obligations shall bear interest (i) if a Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. If a Revolver Loan is repaid on the same day made, one day’s interest shall accrue.

(b)               During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c)                Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents or, if no payment date is specified, on demand.

3.1.2.                  Application of LIBOR to Outstanding Revolver Loans.

(a)                Each Borrower may on any Business Day, elect to convert any portion of the Base Rate Revolver Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as a LIBOR Loan.

(b)               To convert or continue Revolver Loans as LIBOR Loans, such Borrower shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least 3 Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period for any LIBOR Loan, such Borrower shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Revolver Loan into a Base Rate Revolver Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.

3.1.3.                  Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Colonial, ACM, or TCM, as applicable, shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, 90, 120 or 180 days (if available from all Lenders); provided, however, that:

(a)                the Interest Period shall begin on the date the Revolver Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

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(b)               if any Interest Period begin on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)                no Interest Period shall extend beyond the Colonial Revolver Termination Date or ACM-TCM Revolver Termination Date, as applicable.

3.1.4.                  Interest Rate Not Ascertainable. If, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or that any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans shall be suspended and no further Revolver Loans may be converted into or continued as LIBOR Loans.

3.2.            Fees.

3.2.1.                  LC Facility Fees. Colonial shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.2.                  Colonial Unused Line Fee. Colonial shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Colonial Revolver Commitments exceed the average daily Colonial Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Revolver Commitment Termination Date.

3.2.3.                  ACM-TCM Unused Line Fee. ACM and TCM shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the ACM-TCM Revolver Commitments exceed the average daily balance of ACM-TCM Revolver Loans during any month. Such fee shall be payable in arrears, on the first day of each month and on the Revolver Commitment Termination Date.

3.2.4.                  Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3.            Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrowers by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

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3.4.            Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel's overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5.            Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder, to make, maintain, fund or charge applicable interest or fees with respect to any Revolver Loan or Letter of Credit, or to determine or charge interest rates based on LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to perform such obligations, to make, maintain or fund the LIBOR Loan or participate in the Letter of Credit (or to charge interest or fees with respect thereto), or to continue or convert Colonial Base Rate Revolver Loans or ACM-TCM Base Rate Revolver Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Colonial, ACM and/or TCM, as applicable, shall prepay the applicable Revolver Loan, Cash Collateralize the applicable LC Obligations or, if applicable, convert LIBOR Loan(s) of such Lender to Colonial Base Rate Revolver Loan(s) or ACM-TCM Base Rate Revolver Loan(s), as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the LIBOR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain the LIBOR Loan. Upon any such prepayment or conversion, Colonial, ACM, and/or TCM, as applicable, shall also pay accrued interest on the amount so prepaid or converted.

3.6.            Inability to Determine Rates. Agent will promptly notify Colonial, ACM, or TCM, as applicable, and each Lender if, in connection with any LIBOR Loan or request for a LIBOR Loan, (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount or Interest Period of such Revolver Loan, or (ii) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (b) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding such Revolver Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower may revoke any pending request for a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Colonial Base Rate Revolver Loan or ACM-TCM Base Rate Revolver Loan, as applicable.

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3.7.            Increased Costs; Capital Adequacy.

3.7.1.                  Increased Costs Generally. If any Change in Law shall:

(a)                impose modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR) or Issuing Bank;

(b)               subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Revolver Loan, Letter of Credit, Revolver Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)                impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Revolver Loan), or converting to or continuing any interest option for a Revolver Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrower will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2.                  Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements (unrelated to the financial condition of such Lender or Issuing Bank) has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Colonial, ACM, or TCM, as applicable, will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3.                  LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the LIBOR Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the LIBOR Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers' receipt of the notice.

3.7.4.                  Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Colonial, ACM, or TCM, as applicable, shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than 9 months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Colonial, ACM, or TCM, as applicable, of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

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3.8.            Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if any Borrower is required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then at the request of Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it. Such Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9.            Funding Losses. If for any reason (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) any Borrower fails to repay a LIBOR Loan when required hereunder, then such Borrower shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the LIBOR Loan was in fact so funded.

3.10.        Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Colonial, ACM, and/or TCM, as applicable. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4        LOAN ADMINISTRATION

4.1.            Manner of Borrowing and Funding Revolver Loans.

4.1.1.                  Notice of Borrowing.

(a)                To request Revolver Loans, Borrower shall give Agent a Notice of Borrowing by 11:00 a.m. (i) on the requested funding date, in the case of Base Rate Revolver Loans, and (ii) at least 2 Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Revolver Loan or LIBOR Loan, and (D) in the case of a LIBOR Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified).

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(b)               Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Revolver Loan on the due date in the amount due and the Revolver Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)                If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the date of such presentation date, in the amount of the Payment Item. Proceeds of the Revolver Loan may be disbursed directly to the account.

4.1.2.                  Fundings by Lenders. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for a Base Rate Revolver Loan or by 3:00 p.m. two Business Days before a proposed funding of a LIBOR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent's notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by the Borrower and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to such Borrower. If a Lender's share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then the applicable Borrower agrees to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. A Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3.                  Swingline Loans; Settlement.

(a)                To fulfill any request for a Base Rate Revolver Loan hereunder, Agent may in its discretion advance Colonial Swingline Loans to Colonial, up to an aggregate outstanding amount of $5,000,000. Each Colonial Swingline Loan shall constitute a Colonial Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below.

(b)               To fulfill any request for a Base Rate Revolver Loan hereunder, Agent may in its discretion advance ACM-TCM Swingline Loans to ACM and TCM, up to an aggregate outstanding amount of $1,000,000. Each ACM-TCM Swingline Loan shall constitute an ACM-TCM Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below.

(c)                To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Parent or by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week, (unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by the applicable Borrower or anything herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor's Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in each unpaid Swingline Loan to Agent, in immediately available funds, within one Business Day after Agent's request therefor. Lenders' obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

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4.1.4.                  Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of such Borrower based on telephonic or electronic instructions. Such Borrower shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give such instructions on a Borrower’s behalf.

4.2.            Defaulting Lender. Notwithstanding anything herein to the contrary,

4.2.1.                  Reallocation of Pro Rata Shares; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Revolver Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Revolver Commitments and Revolver Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2.                  Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender's defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Sections 3.2.2 and 3.2.3. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.1 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3.                  Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Revolver Commitments and Revolver Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Revolver Commitments and Revolver Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

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4.3.            Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $500,000 in excess thereof. No more than 10 Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by any Borrower, Agent shall promptly notify such Borrower thereof by telephone or electronically and, if requested by such Borrower, shall confirm any telephonic notice in writing.

4.4.            [RESERVED].

4.5.            [RESERVED].

4.6.            Effect of Termination. On the effective date of the termination of all Revolver Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5        PAYMENTS

5.1.            General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Revolver Loans and then to LIBOR Revolver Loans.

5.2.            Repayment of Revolver Loans. Colonial Revolver Loans shall be due and payable in full on the Colonial Revolver Termination Date, unless payment is sooner required hereunder. ACM-TCM Revolver Loans shall be due and payable in full on the ACM-TCM Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Sections 2.1.5 and 2.2.5, respectively, (a) if a Colonial Overadvance exists at any time, Colonial shall immediately repay the outstanding Colonial Revolver Loans in an amount sufficient to reduce the Colonial Revolver Usage to the Colonial Borrowing Base and (b) if a ACM-TCM Overadvance exists, ACM and TCM shall immediately repay the outstanding ACM-TCM Revolver Loans in an amount sufficient to reduce the principal balance of ACM-TCM Revolver Loans to the ACM-TCM Borrowing Base. If any Asset Disposition includes the disposition of Contracts or Inventory, then Net Proceeds equal to the greater of (x) the net book value of such Contracts or Inventory, or (y) the reduction in the Colonial Borrowing Base or ACM-TCM Borrowing Base, as applicable, upon giving effect to such disposition, shall be applied to the Colonial Revolver Loans or ACM-TCM Revolver Loans, as applicable in accordance with Sections 5.6 and 5.7.

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5.3.            [RESERVED].

5.4.            Payment of Other Obligations. Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5.            Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of any Borrower is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6.            Application and Allocation of Payments.

5.6.1.                  Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; and (c) third, to other Obligations specified by Borrowers.

5.6.2.                  Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)                first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent and Lenders;

(b)               second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(c)                third, to all amounts owing to Issuing Bank on LC Obligations;

(d)               fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e)                fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f)                sixth, to Cash Collateralize all LC Obligations;

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(g)                seventh, to Revolver Loans, and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h)               EIGHTH, to all other Secured Bank Product Obligations; and

(i)                 last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section is not for the benefit of or enforceable by Parent, any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3.                  Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7.            Dominion Account.

5.7.1.                  During a Trigger Period, the ledger balance in the main Colonial Dominion Account as of the end of a Business Day shall be applied to the Colonial Obligations at the beginning of the next Business Day. Any resulting credit balance shall not accrue interest in favor of Colonial and shall be made available to Colonial as long as no Default or Event of Default exists.

5.7.2.                  During a Trigger Period, the ledger balance in the main ACM-TCM Dominion Account as of the end of a Business Day shall be applied to the ACM-TCM Obligations at the beginning of the next Business Day. Any resulting credit balance shall not accrue interest in favor of ACM or TCM and shall be made available to ACM or TCM as long as no Default or Event of Default exists.

5.8.            Loan Account; Account Stated.

5.8.1.                  Loan Account. Agent shall maintain, in accordance with its customary practices, loan account(s) (“Colonial Loan Account” and “ACM-TCM Loan Account”, collectively the “Loan Accounts”) evidencing the Debt of each Borrower hereunder. Any failure of Agent to record anything in the Loan Accounts, or any error in doing so, shall not limit or otherwise affect the obligation of any Borrower to pay any amount owing hereunder.

5.8.2.                  Entries Binding. Entries made in the Loan Accounts shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Accounts is provided to or inspected by any Person, then the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

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5.9.            Taxes.

5.9.1.                  Payments Free of Taxes; Obligation to Withhold; Tax Payment

(a)       All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.

(b)       If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)       If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2.                  Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent's option, timely reimburse Agent for payment of, any Other Taxes.

5.9.3.                  Tax Indemnification.

(a)       Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)       Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers' obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender's failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

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5.9.4.                  Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Obligors shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.9.5.                  Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6.                  Survival. Each party's obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Revolver Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.10.        Lender Tax Information.

5.10.1.              Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by a Borrower or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by a Borrower or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

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5.10.2.              Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)                Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)               Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-BEN, as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E (or W-BEN, as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)               executed copies of IRS Form W-8ECI;

(iii)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or W-BEN, as applicable); or

(iv)             to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(c)                any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

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(d)               if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.10.3.              Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.11.        Nature and Extent of Each Borrower’s Liability.

5.11.1.              Joint and Several Liability for ACM and TCM. Each of ACM and TCM agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all ACM-TCM Obligations, except its Excluded Swap Obligations. Each of ACM and TCM agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the ACM-TCM Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any ACM-TCM Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the ACM-TCM Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any ACM-TCM Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all ACM-TCM Obligations.

5.11.2.              Waivers.

(a)                Each of ACM and TCM expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each of ACM and TCM waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each of ACM and TCM, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each of ACM and TCM acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

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(b)               Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each of ACM and TCM consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each of ACM and TCM waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3.              Extent of Liability; Contribution.

(a)                Notwithstanding anything herein to the contrary, each of ACM and TCM’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c)below, and (ii) such Borrower’s Allocable Amount.

(b)               If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)                Section 5.11.3(a) shall not limit the liability of any Borrower to pay or guarantee Revolver Loans made directly or indirectly to it (including Revolver Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Revolver Loans and Letters of Credit to a Borrower based on that calculation.

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(d)       Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.11.4.              Joint Enterprise. Each of ACM and TCM has requested that Agent and Lenders make ACM-TCM Revolver Commitments available to ACM and TCM on a combined basis, in order to finance ACM’s and TCM’s business most efficiently and economically. ACM’s and TCM’s business is a mutual and collective enterprise, and the successful operation of each such Borrower is dependent upon the successful performance of the integrated group. ACM and TCM believe that consolidation of their credit facility will enhance the borrowing power of each such Borrower and ease administration of the facility, all to their mutual advantage. ACM and TCM acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to ACM and TCM and at ACM’s and TCM’s request.

5.11.5.              Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

5.11.6.              Cross-Guaranties. Each of Colonial, on one hand, and ACM and TCM, on the other hand, agrees it shall execute and provide to Agent a Guaranty whereby such Borrower(s) guarantee all Obligations of the other Borrower(s) and all agreements of the other Borrower(s) under the Loan Documents.

SECTION 6        CONDITIONS PRECEDENT/POST CLOSING DELIVERABLES

6.1.            Conditions Precedent to Initial Revolver Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)                Colonial Revolver Notes and ACM-TCM Revolver Notes, as applicable, shall have been executed by applicable Borrowers and delivered to each Lender that requests issuance of a Revolver Note. Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

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(b)               Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)                Agent shall have received duly executed agreements establishing each Colonial Dominion Account, ACM-TCM Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(d)               Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Revolver Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)                Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)                Reserved.

(g)                Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)               Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower, all in compliance with the Loan Documents.

(i)                 Reserved.

(j)                 Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(k)               Agent shall have received an updated Colonial Borrowing Base Report and ACM-TCM Borrowing Base Report, each prepared as of the prior month, reflecting changes incorporated herein.

6.2.            Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall in no event be required to make any credit extension hereunder (including funding any Revolver Loan, arranging any Letter of Credit, or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a)                No Default or Event of Default exists;

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(b)               The representations and warranties of each Obligor in the Loan Documents are true and correct (except for representations and warranties that relate solely to an earlier date);

(c)                All conditions precedent in any Loan Document are satisfied;

(d)               No event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and

(e)                With respect to a Letter of Credit issuance, all LC Conditions are satisfied.

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it deems appropriate.

6.3.            Post Closing Deliverables. Within 90 days after the Closing Date (or such longer time period as approved by Agent), Borrowers shall provide to Agent a written opinion of counsel, in form and substance and by a law firm satisfactory to Agent, with respect to the compliance of Borrowers’ form Contracts (in each state where such Contract is used) with the applicable Consumer Finance Laws.

SECTION 7        COLLATERAL

7.1.            Grants of Security Interests.

7.1.1.                  Colonial Grant of Security Interest. To secure the prompt payment and performance of its Colonial Obligations, Colonial hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of Colonial, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)                all Accounts;

(b)               all Chattel Paper, including electronic chattel paper;

(c)                all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)               all Contracts;

(e)                all Deposit Accounts;

(f)                all Documents;

(g)                all General Intangibles, including Intellectual Property;

(h)               all Goods, including Inventory (including Vehicles), Equipment and fixtures;

(i)                 all Instruments;

(j)                 all Investment Property;

(k)               all Letter-of-Credit Rights;

(l)                 all Supporting Obligations;

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(m)             all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(n)               all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o)               all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

For the avoidance of doubt, Borrowers do not grant a security interest in its Real Property.

7.1.2.                  ACM and TCM Grant of Security Interests. To secure the prompt payment and performance of the ACM-TCM Obligations, each of ACM and TCM hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of ACM and TCM, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)                all Accounts;

(b)               all Chattel Paper, including electronic chattel paper;

(c)                all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)               all Contracts;

(e)                all Deposit Accounts;

(f)                all Documents;

(g)                all General Intangibles, including Intellectual Property;

(h)               all Goods, including Inventory, Equipment and fixtures;

(i)                 all Instruments;

(j)                 all Investment Property;

(k)               all Letter-of-Credit Rights;

(l)                 all Supporting Obligations;

(m)             all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent, or a Lender, including any Cash Collateral;

(n)               all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o)               all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

For the avoidance of doubt, Borrowers do not grant a security interest in its Real Property.

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7.2.            Lien on Deposit Accounts; Cash Collateral.

7.2.1.                  Deposit Accounts. To further secure the prompt payment and performance of its Obligations, each Borrower hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including sums in any blocked, lockbox, sweep or collection account. Each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained for such Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2.                  Cash Collateral. Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. As security for its Obligations, each Borrower hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of such Obligations, in such order as Agent may elect, as they become due and payable. All Cash Collateral and related deposit accounts shall be under the sole dominion and control of Agent. No Borrower nor any other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral until Full Payment of the Obligations.

7.3.            [RESERVED].

7.4.            Other Collateral.

7.4.1.                  Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.

7.4.2.                  Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5.            Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.6.            Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Borrowers shall deliver such instruments, and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

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7.7.            Contract Legend. Except with respect to Collateral delivered to Lender, Borrowers shall immediately following the execution or receipt of a Contract, stamp on the Contract the following words: “This document is subject to a first lien security interest in favor of Bank of America, N.A., as collateral agent, and may not be further assigned”.

SECTION 8        COLLATERAL ADMINISTRATION

8.1.            Collateral Reporting.

8.1.1.                  Colonial Borrowing Base Reports. By the 15th day of each month, Colonial shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (a) a Colonial Borrowing Base Report prepared as of the close of business of the previous month, and at such other times as Agent may request, calculating the Colonial Contracts Formula Amount arising from Colonial Net Eligible Contract Payments, and including such other information as Agent may require; (b) an aging of Colonial’s Contracts, including a listing of each Vehicle Contract under which any payment is 29 or more days past due, as determined on a contractual basis and aged in increments of 7 days or less, together with a reconciliation to the previous month’s aging and to Colonial’s general ledger, (c) a calculation of the Past Due Percent, Repossession Percent, Annualized Colonial Net Charge-Off Percent and Colonial Contracts Advance Rate Adjustment Percent; (d) cash collection journals; (e) bankruptcy and repossession journal; (f) reports identifying Vehicle Contracts that (i) are subject to an Insolvency Proceeding, (ii) are Unacceptable Modified Contracts, (iii) are due from an Affiliate, (iv) have original terms of more than 36 months, (v) were originated in the prior month, and (vi) percentage of Vehicle Contracts that are secured by Vehicles that were subject to a prior repossession; (g)  a listing of Contract Debtors and their respective loan numbers, (h) such other reports as to the Collateral of Borrowers as Agent shall reasonably request from time to time; and (i) a certificate of an officer of Colonial certifying as to the accuracy and completeness of the foregoing. If any of Colonial’s records or reports of the Collateral are prepared by an accounting service or other agent, Colonial hereby authorizes such service or agent to deliver such records, reports, and related documents to Agent. All calculations of Colonial Availability in any Colonial Borrowing Base Report shall originally be made by Colonial and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in a Colonial Dominion Account or ACM-TCM Dominion Account or otherwise; (b) to adjust advance rates to reflect changes factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Colonial Availability Reserve.

8.1.2.                  ACM-TCM Borrowing Base Reports. By the 15th day of each month, ACM and TCM shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (a) an ACM-TCM Borrowing Base Report prepared as of the close of business of the previous month, and at such other times as Agent may request, calculating the ACM-TCM Inventory Formula Amount, and including such other information as Agent may require; (b) lot status report; (c) cash collection journals; (d) Inventory report breaking down the aggregate Inventory at Vehicle lots purchased through a third party (i.e. auction or wholesale) valued at actual cash value (or purchase price) and the repossessed Vehicles from Repossessed Contracts valued at the wholesale fair market value thereof; (e) a monthly report providing a calculation comparing the actual cash proceeds of repossessed vehicles sold at auction compared to the vehicle’s fair market value that Borrowers acquired the repossessed vehicles for from Colonial at the time of repossession, and (e) such other reports as to the Collateral of ACM and TCM as Agent shall reasonably request from time to time; and (f) a certificate of an officer of ACM and TCM certifying as to the accuracy and completeness of the foregoing. If any of ACM or TCM’s records or reports of the Collateral are prepared by an accounting service or other agent, each of ACM and TCM hereby authorizes such service or agent to deliver such records, reports, and related documents to Agent. All calculations of ACM-TCM Availability in any ACM-TCM Borrowing Base Report shall originally be made by ACM and TCM and certified by a Senior Officer of both ACM and TCM, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in a Colonial Dominion Account or ACM-TCM Dominion Account or otherwise; (b) to adjust advance rates to reflect changes factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the ACM-TCM Availability Reserve.

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8.2.            Administration of Contracts.

8.2.1.                  Contracts.

(a)                Colonial shall not grant any discount, credit or allowance to any such Contract Debtor without Agent’s prior written consent, except for discounts, credits and allowances made or given in the Ordinary Course of Business, and settlements of delinquent Contracts which settlements are made in the Ordinary Course of Business.

(b)               Colonial shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Contract without Agent’s prior written consent in each instance. If Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Contract and not payment thereof and Borrower will promptly deliver such instrument to Agent, endorsed by Colonial to the Agent in a manner satisfactory in form and substance to Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Contract Debtor shall remain liable thereon until such Instrument is paid in full.

(c)                Agent may rely, in determining which Contracts are Eligible Vehicle Contracts, on all statements and representations made by Colonial with respect thereto.

8.2.2.                  Taxes. If a Contract of Colonial includes a charge for any Taxes, Agent is authorized, in their discretion, to pay the amount thereof to the proper taxing authority for the account of Colonial and to charge Colonial therefor; provided, however, that Agent shall not be liable for any Taxes that may be due from Colonial or with respect to any Collateral.

8.2.3.                  Contract Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or Colonial, to verify the validity, amount or any other matter relating to any Contracts of Colonial by mail, telephone or otherwise. Colonial shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4.                  Maintenance of Dominion Account. Each Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Each Borrower shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Agent, Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Agent. Agent assumes no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5.                  Proceeds of Collateral. The applicable Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Contracts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

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8.3.            Inventory.

8.3.1.                  Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall conduct a physical inventory at least once per calendar month (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

8.3.2.                  Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person other than in the Ordinary Course of Business.

8.3.3.                  Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory; provided, that Borrower may accept a return of Inventory or un-wind a sale of Inventory in the Ordinary Course of Business. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.            Administration of Equipment.

8.4.1.                  Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2.                  Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.4.3.                  Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. Borrowers shall not permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

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8.5.            Deposit Accounts. Schedule 8.5 shows all Deposit Accounts maintained by each Borrower, including Dominion Accounts. Each Borrower shall take all actions necessary to establish Agent’s first priority Lien on each such Deposit Account except accounts exclusively used for payroll, payroll taxes or employee benefits, other disbursement accounts acceptable to Agent, or an account containing not more than $2,500. Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any Person (other than Agent and the depository bank) to have control over their Deposit Accounts or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6.            General Provisions.

8.6.1.                  Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.6.2.                  Insurance of Collateral; Condemnation Proceeds.

(a)                Each Borrower shall maintain general liability insurance and may maintain insurance respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, which in each case, shall be in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its discretion) acceptable to Agent. All proceeds under each policy shall be payable to Agent. From time to time upon request, each Borrower shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge such Borrower therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies with respect to individual claims exceeding $50,000. While no Event of Default exists, each Borrower may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)               Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent. Any such proceeds or awards that relate to Collateral shall be applied to payment of the Revolver Loans, and then to other Obligations.

(c)                If requested by Borrowers in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, the applicable Borrower may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) such Borrower complies with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards does not exceed $1,000,000 per Fiscal Year.

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8.6.3.                  Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by the applicable Borrower. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4.                  Defense of Title. Each Borrower shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7.            Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)                Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)               During an Event of Default, (i) notify any Contract Debtors of the assignment of their Contracts, demand and enforce payment of Contracts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Contracts; (ii) settle, adjust, modify, compromise, discharge or release any Contract or other Collateral, or any legal proceedings brought to collect Contract or Collateral; (iii) sell or assign any Contract and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Contract Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Contract, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Contract and notices to Contract Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill a Borrower’s obligations under the Loan Documents.

SECTION 9        REPRESENTATIONS AND WARRANTIES

9.1.            General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1.                  Organization and Qualification. Parent and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Parent and its Subsidiaries are duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.

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9.1.2.                  Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property.

9.1.3.                  Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4.                  Capital Structure. Schedule 9.1.4 shows, for each of Parent and its Subsidiaries, its name and its jurisdiction of organization, and all agreements binding on the Equity Interest holders of the Obligors with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the 5 years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Parent has good title to its Equity Interests in its Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or other Subsidiaries of Parent.

9.1.5.                  Title to Properties; Priority of Liens. Each of Parent and its Subsidiaries have good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each of Parent and its Subsidiaries have paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6.                  Contracts. Agent may rely, in determining which Contracts are Eligible Vehicle Contracts, on all statements and representations made by Borrowers with respect thereto. Each Borrower warrants, with respect to the Contracts, that: (i) each existing Contract represents, and each future Contract will represent, a bona fide obligation of the Contract Debtor, enforceable in accordance with its terms; (ii) each existing Contract is, and each future Contract will be, for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to Agent, without any offset, deduction, defense (including the defense of usury), or counterclaim; (iii) there is only one original counterpart of the Contract executed by the Contract Debtor; (iv) each Contract correctly sets forth the terms thereof, including the interest rate applicable thereto and correctly describes the collateral for such Contract; (vi) the signatures of all Contract Debtors are genuine and, to the knowledge of such Borrower, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (vii) each Contract complies with all Applicable Law, including all interest rate and disclosure requirements and all Vehicle Contract Compliance Requirements; (viii) Borrowers have not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts; and (ix) Borrowers have paid to the applicable Dealer, the purchase price for each Contract purchased from a Dealer, and except as set forth in the Servicing Agreement, the Dealer has no interest in any Contract purchased by a Borrower.

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9.1.7.                  Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since July 31, 2016, there has been no change in the condition, financial or otherwise, of Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Parent and its Subsidiaries are Solvent.

9.1.8.                  Surety Obligations. Neither Parent nor any of its Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9.                  Taxes. Parent and its Subsidiaries have filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Parent and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10.              Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11.              Intellectual Property. Parent and its Subsidiaries own or have the lawful right to use all Intellectual Property necessary for the conduct of their business, without conflict with any rights of others. There is no pending or, to Parent’s knowledge, threatened Intellectual Property Claim with respect to Parent, any of Subsidiaries or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.11, neither Parent nor any of its Subsidiaries pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or its Subsidiaries are shown on Schedule 9.1.11.

9.1.12.              Governmental Approvals. Parent and its Subsidiaries have, are in compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct their business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Parent and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13.              Compliance with Laws. Parents and its Subsidiaries are in compliance in all material respects with all Applicable Laws (including Consumer Finance Laws) and material to the conduct of its business and operations; each Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon, and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with such Borrower’s execution and performance of the Loan Documents.

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9.1.14.              Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, neither Parent’s nor any of its Subsidiaries’ past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. Neither Parent nor any of its Subsidiaries has received any Environmental Notice. Neither Parent nor any of its Subsidiaries have any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15.              Burdensome Contracts. Neither Parent nor any of its Subsidiaries are a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries are party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16.              Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to Parent’s knowledge, threatened against Parent or any of its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to Parent or any of its Subsidiaries. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000). Neither Parent nor any of its Subsidiaries are in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17.              No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. Neither Parent nor any of its Subsidiaries are in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money. There is no basis upon which any party (other than Parent or its Subsidiaries) could terminate a Material Contract prior to its scheduled termination date.

9.1.18.              ERISA. Except as disclosed on Schedule 9.1.18:

(a)                Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)               There are no pending or, to the knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

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(c)                (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

9.1.19.              Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between Parent or any of its Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Parent or its Subsidiaries. There exists no condition or circumstance that could reasonably be expected to impair the ability of Parent or any of its Subsidiaries to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20.              Labor Relations. Except as described on Schedule 9.1.20, neither Parent nor any of its Subsidiaries are party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of Parent’s or any of its Subsidiaries’ employees, or, to Parent’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21.              Payable Practices. Neither Parent nor any of its Subsidiaries has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22.              Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23.              Margin Stock. Neither Parent nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Revolver Loan proceeds or Letters of Credit will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24.              [Disregarded Subsidiaries. The Disregarded Subsidiaries (excluding Colonial Underwriting) have no material assets and conduct no material business, other than Crown, which owns an airplane as its sole material asset. Other than the Permitted Airplane Financing, the Disregarded Subsidiaries have incurred no Debt and have not created or suffered to exist any Liens on any of their Properties.] 2

9.1.25.              Contract Forms. The forms of Vehicle Contract used by Borrowers in their business have been previously approved in writing by Agent, and Borrowers have not made any changes to such forms since approvals were granted.

________________

2 Note to Company – please confirm.

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9.1.26.              OFAC. Neither Parent nor any of its Subsidiaries, or any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.

9.1.27.              Anti-Corruption Laws. Parent and each of its Subsidiaries have conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.2.            Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10    COVENANTS AND CONTINUING AGREEMENTS

10.1.        Affirmative Covenants. As long as any Revolver Commitments or Obligations are outstanding, Parent shall, and shall cause each of its Subsidiaries to:

10.1.1.              Inspections; Appraisals.

(a)                Permit Agent from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of Parent or any of its Subsidiaries, inspect, audit and make extracts from Parent’s or its Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants Parent’s or any of its Subsidiaries’ business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Parent and Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and neither Parent nor any of its Subsidiaries shall be entitled to rely upon them.

(b)               Reimburse Agent for all its charges, costs and expenses in connection with examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate so long as all such charges, costs and expenses do not exceed $50,000 per calendar year; provided, however, that if an examination is conducted during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group. This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2.              Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)                as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, on consolidated and consolidating bases for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Parent and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

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(b)               as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Parent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year end adjustments and the absence of footnotes;

(c)                as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Parent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year end adjustments and the absence of footnotes;

(d)               concurrently with delivery of financial statements under clauses (a), (b), and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Parent;

(e)                concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Parent by their accountants in connection with such financial statements;

(f)                not later than 30 days prior to the end of each Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow, Colonial Availability and ACM-TCM Availability for the next Fiscal Year, month by month;

(g)                at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h)               promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent to the public concerning material changes to or developments in the business of Parent and its Subsidiaries;

(i)                 promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan;

(j)                 such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or Parent’s, any of its Subsidiaries’ or other Obligor’s financial condition or business; and

(k)               on each anniversary date hereof or on such other date as reasonably required by Agent, from time to time, a written certification to Agent and the Lenders that the form of the Vehicle Contracts comply with the Vehicle Contract Compliance Requirements, which certification shall be in form and content satisfactory to Agent.

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10.1.3.              Notices. Notify Agent and Lenders in writing, promptly after Parent’s or any Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Parent’s independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4.              Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.              Compliance with Laws.

(a)                Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Parent or any of its Subsidiaries, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

(b) Comply in all material respects with all Consumer Finance Laws and Vehicle Contract Compliance Requirements, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrowers relating to consumer credit; and notify Administrative Agent immediately (and in detail) of any actual or alleged failure to comply with or perform, breach, violation or default under any such Consumer Finance Laws or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority (which Agent will thereafter deliver to Lenders).

10.1.6.              Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.              Insurance. All insurance required hereunder shall be maintained with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its discretion) satisfactory to Agent, with respect to the Properties and business of Parent and its Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

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10.1.8.              Licenses. Keep each License affecting any Collateral (including the distribution or disposition of Inventory) or any other material Property of Parent and its Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all royalties and other amounts when due under any License; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9.              Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary of Parent and cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10.          Books and Records.

(a)                Maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Contracts; and (b) all other dealings affecting the Collateral. By means of appropriate entries, reflect in its books and records, and in all financial statements, proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP.

(b)               Maintain a system, satisfactory to Agent, for duplicating and storing, at a secure location, a duplicate set of books and records concerning the Collateral, and maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

10.1.11.          Protection of Collateral. Pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

10.1.12.          Servicing of Contracts. Collect all payments and other proceeds of the Contracts and other Collateral and deposit the proceeds into a Dominion Account and perform customary insurance follow-up with respect to each policy of insurance covering the Property which is the subject of the Contracts.

10.1.13.          Loss Reserves. Maintain loss reserves (“Minimum Loss Reserve”) at all times during the term of the Agreement and calculated as of the last day of each month, in an amount not less than an amount which is in accordance with GAAP and pursuant to the recommendations of the independent certified public accounting firm preparing the financial statements required to be delivered to Agent under this Agreement.

10.1.14.          Charge-Off Policy. Establish and implement, in a manner satisfactory to Agent, a policy for charging off the unpaid balance of its delinquent Vehicle Contracts. Without limiting the generality of the foregoing, such policy shall provide, as a minimum, that on the last day of each month applicable Borrower shall charge off the unpaid balance of all Vehicle Contracts with respect to which (i) any payment due thereunder is 180 or more days delinquent on a contractual basis, or (ii) the Vehicle securing such Vehicle Contract was repossessed more than 30 days prior to such date.

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10.1.15.          Credit Guidelines. Borrowers’ Credit Guidelines shall at all times comply in all material respects with all requirements of Applicable Law (including, but not limited to, Consumer Finance Laws and laws relating to usury, truth-in-lending, fair lending, predatory and abusive lending, consumer credit protection, fair credit reporting, equal credit opportunity, unfair and deceptive practices and disclosure obligations related thereto).

10.1.16.          Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

10.2.        Negative Covenants. As long as any Revolver Commitments or Obligations are outstanding, Parent shall not, and shall cause each of its Subsidiaries not to:

10.2.1.              Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a)                the Obligations;

(b)               Subordinated Debt, including the Intercompany Subordinated Debt;

(c)                Permitted Purchase Money Debt;

(d)               Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Revolver Loans;

(e)                Debt with respect to Bank Products incurred in the Ordinary Course of Business;

(f)                Permitted Contingent Obligations;

(g)                Refinancing Debt as long as each Refinancing Condition is satisfied;

(h)               Debt in connection with the indemnity obligations of ACM and TCM arising under service contracts on Vehicles sold by either ACM and TCM;

(i)                 Permitted Airplane Financing;

(j)                 Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $500,000 in the aggregate at any time; and

(k)               Debt consisting of deferred employee compensation incurred in the Ordinary Course of Business.

10.2.2.              Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)                Liens in favor of Agent;

(b)               Purchase Money Liens securing Permitted Purchase Money Debt;

(c)                Liens for Taxes not yet due or being Properly Contested;

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(d)               statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Parent or any of its Subsidiaries;

(e)                Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;

(f)                Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)                Liens arising by virtue of a judgment or judicial order against Parent or any of its Subsidiaries, or any Property of Parent or its Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)               easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)                 normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)                 existing Liens shown on Schedule 10.2.2.

10.2.3.              Capital Expenditures. Make Capital Expenditures in excess of $10,000,000 in the aggregate during any Fiscal Year without the prior written consent of Agent and Required Lenders.

10.2.4.              Distributions; Upstream Payments. Declare or make any Distributions, except Upstream Payments and Permitted Distributions; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary of Parent to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5.              Restricted Investments. Make any Restricted Investment.

10.2.6.              Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary of Parent or any Obligor to a Borrower.

10.2.7.              Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder and (d) loans in the Ordinary Course of Business to Contract Debtors for the repair of the Vehicle subject to the Contract executed by such Contract Debtor (such loans are identified by Borrowers as “side notes”).

10.2.8.              Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt (other than the Intercompany Subordinated Debt), except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Parent shall certify to Agent, not less than 5 Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) Intercompany Subordinated Debt except as set forth in the Intercompany Subordination Agreement; or (c) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

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10.2.9.              Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of an Obligor or other Subsidiary of Parent into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10.          Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 and 19.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

10.2.11.          Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date, except in connection with a transaction permitted under Section 10.2.9.

10.2.12.          Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

10.2.13.          Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.          Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15.          Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16.          Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17.          Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17; (d) payment of a management fee to Parent so long as the aggregate amount of such fees paid in any Fiscal Year does not exceed $100,000 and no Event of Default exists immediately before and after giving effect to the payment of any such fee; (e) purchase of Vehicle Contracts by Colonial from ACM and TCM on the last day of each month and on terms disclosed to, and approved by, Agent as of the Closing Date; provided, that if Borrowing Base Reports are delivered more frequently than on a monthly basis, immediately prior to the delivery of each Borrowing Base Report, Colonial shall purchase all new Vehicle Contracts originated by ACM and TCM after the delivery of the prior Borrowing Base Report; (f) transactions provided under the Contracts Servicing Agreement; (g) charge a management fee to ACM, (h) pay the actual rent, lease and other office expenses of ACM, and (i) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

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10.2.18.          Plans. Become party to any Multiemployer Plan, other than any in existence on the Closing Date.

10.2.19.          Amendments to Other Debt. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt or the Existing ACM-TCM Credit Agreement or any documents, instruments or agreement relating thereto.

10.2.20.          Reporting Methodology. Amend or modify the methodology employed by Parent or its Subsidiaries in preparing its accounting and financial reports relating to the presentation of (i) the delinquency of Vehicle Contracts, (ii) the repossession of Vehicles, (iii) the charge-off of delinquent Vehicle Contracts, and (iv) the unearned insurance commissions and dealer discounts from the methodology employed by Parent and its Subsidiaries as of the Closing Date so as to change the consistency of the information with respect to such items, from time to time, provided to Agent.

10.2.21.          Contract Forms. Use or acquire in its business Contracts which are not on the printed forms previously approved in writing by Agent, and Borrowers shall not change or vary the printed forms of such Contracts without Agent’s prior written consent, unless such change or variation is required by any requirement of law. Agent may reasonably withhold its consent until Agent receives a satisfactory opinion of Borrowers’ counsel regarding compliance of the revised form of Contract with any Applicable Law.

10.2.22.          Credit Guidelines. Make any changes in the Credit Guidelines which were provided to and reviewed by Agent and Lenders prior to the Closing Date without prior written notice to Agent (it being understood and agreed that Agent may lower advance rates, establish Availability Reserves or adjust the criteria of ineligibility in the definition of “Eligible Contracts” based on (and reasonably related to) such change in the Credit Guidelines).

10.2.23.          Service Contracts. To the extent that any Borrower offers so-called “service contracts”, Borrowers shall ensure that the cost of such service contracts are disclosed to the Contract Debtors and such service contracts are in compliance with all applicable consumer credit laws, including any and all special laws relating thereto.

10.2.24.          Purchase of Vehicle Contracts. Colonial shall not purchase Vehicle Contracts from any Person except ACM and TCM without the prior written consent of Agent.

10.2.25.          Sale of Vehicle Contract. ACM and TCM shall not sell any Vehicle Contract to any Person except Colonial without the prior written consent of Agent.

10.2.26.          Reserved.

10.2.27.          Contracts Servicing Agreement: Modify, amend, or terminate the Contracts Servicing Agreement without consent from the Agent.

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10.3.        Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Parent shall, on a consolidated basis with its Subsidiaries:

10.3.1.              Leverage Ratio. Maintain a Leverage Ratio not greater than 2.50:1.00, determined as of the end of each month measured on a trailing 12 month basis.

10.3.2.              Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.00:1.00, measured on a trailing 6 month basis as of the end of each month ending during or immediately before the occurrence of a Covenant Trigger Event.

10.4.        Adjustment to EBITDA and Adjusted Tangible Net Worth. In the event the Colonial TTM Net Charge-Offs Percent is greater than the product of Colonial’s then existing Colonial Loss Reserve Percent multiplied by 120%, Agent shall deduct the product of the Colonial Loss Reserve Adjustment Percent multiplied by the Colonial Net Balance from Adjusted Tangible Net Worth and EBITDA for covenant measurement purposes under Section 10.3. (As an example, if the Colonial TTM Net Charge-Offs Percent equals 22%, the Colonial Loss Reserve Percent would have to be less than 18.333% (22% divided by 1.2) before any covenant adjustments would be made).

SECTION 11    EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.        Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)                Any Borrower fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)               Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)                Parent or a Subsidiary of Parent breaches or fails to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d)               An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)                A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)                Any breach or default of an Obligor occurs under any Hedging Agreement, other document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and the Intercompany Subordinated Debt) in excess of $2,000,000;

(g)                Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (net of insurance coverage that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect;

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(h)               A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,500,000;

(i)                 An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)                 An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)               An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan;

(l)                 An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)             A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect; or

(n)               The failure of any Vehicle Contract to comply with the Vehicle Contract Compliance Requirements, except with respect to existing Vehicle Contracts which have been received and reviewed by the Agent and which do not constitute material non-compliance with the Vehicle Contract Compliance Requirements.

11.2.        Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)                declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

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(b)               terminate, reduce or condition any Revolver Commitment or adjust the Borrowing Base;

(c)                require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)               exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3.        License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Borrowers’ rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4.        Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.        Remedies Cumulative; No Waiver.

11.5.1.              Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

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11.5.2.              Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent, or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12    AGENT

12.1.        Appointment, Authority and Duties of Agent.

12.1.1.              Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent, each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone shall be authorized to determine whether any Contracts constitute Eligible Vehicle Contracts, eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2.              Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3.              Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees, or Agent Professionals selected by it with reasonable care.

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12.1.4.              Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinding of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2.        Agreements Regarding Collateral and Field Examination Reports.

12.2.1.              Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2.              Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.

12.2.3.              Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral including any such information complied prior to the Closing Date ("Report"). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers' books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender's internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise, except for any Claims arising solely and directly from Agent’s gross negligence or wilful misconduct. As of the Closing Date, the Agent intends to obtain at least one field audit and examination report per calendar year; provided, that Agent may request more frequent field audit and examination reports in its discretion.

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12.3.        Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.

12.4.        Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or to assert any rights relating to any Collateral. Notwithstanding the foregoing, however, a Secured Party may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Secured Party, including the filing of proofs of claim in an Insolvency Proceeding.

12.5.        Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against a Dominion Account without Agent’s prior consent.

12.6.        Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE OR ISSUING BANK INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT), AND ANY CLAIM AGAINST AN ISSUING BANK INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR ISSUING BANK (IN THE CAPACITY OF ISSUING BANK) AND PROVIDED THAT SUCH CLAIMS DO NOT ARISE DIRECTLY AND SOLELY FROM AGENT INDEMNITEES’ AND/OR BANK INDEMNITEES’ GROSS NEGLIGENCE OR WILFUL MISCONDUCT. In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

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12.7.        Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8.        Successor Agent and Co-Agents.

12.8.1.              Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2.              Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9.        Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender or as otherwise provided herein, Agent not shall have any duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

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12.10.    Remittance of Payments and Collections.

12.10.1.          Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 11:00 a.m. on a Business Day, then payment shall be made by the Secured Party by 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent's right of offset for any amounts due from such payee under the Loan Documents.

12.10.2.          Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.10.3.          Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If Agent is required to return any amounts applied by it to Obligations held by a Secured Party, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11.    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor (including any fees or other consideration received in connection therewith) to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

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12.12.    Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Lead Arranger,” “Bookrunner”, “Book Manager”, “Administrative Agent” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13.    Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 14.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider's Secured Bank Product Obligations.

12.14.    No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrower and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13    BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.        Participations.

13.2.1.              Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2.              Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Revolver Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

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13.2.3.              Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant's name, address and interest in Revolver Commitments, Revolver Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant's interest is in registered form under the Code.

13.2.4.              Benefit of Set-Off. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3.        Assignments.

13.3.1.              Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $500,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2.              Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Revolver Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3.              Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

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13.3.4.              Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4.        Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrowers may, upon 10 days notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14    MISCELLANEOUS

14.1.        Consents, Amendments and Waivers.

14.1.1.              Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Required Lenders and each Obligor party to such Loan Document; provided, however, that

(a)                without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)               without the prior written consent of Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c)                without the prior written consent of each affected Lender, no modification shall (i) increase the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; or (iii) extend the Colonial Revolver Termination Date or ACM-TCM Revolver Termination Date;

(d)               without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate; (iv) release all or substantially all of the Collateral; or (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

(e)                without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.6.2.

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14.1.2.              Limitations. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3.              Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2.        Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3.        Notices and Communications.

14.3.1.              Notice Address. Subject to Section 14.3.2, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at such Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, 3 Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by a nationally recognized overnight courier service, one (1) Business Day after being deposited with the overnight courier service, or (d) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by any Borrower shall be deemed received by all Borrowers.

14.3.2.              Communications. Electronic mail and telephonic communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent. Secured Parties make no assurance as to the privacy or security of electronic or telephonic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

14.3.3.              Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent ("Platform"). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided "as is" and "as available." Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

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14.3.4.              Public Information. Obligors and Secured Parties acknowledge that "public" information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors' material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor's securities.

14.3.5.              Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

14.4.        Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.        Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Parent or any of its Subsidiaries.

14.6.        Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.        Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

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14.8.        Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

14.9.        Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10.    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Borrower.

14.11.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledges and agrees that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12.    Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor's obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers (h) on a confidential basis to a provider of a Platform; or (i) with the consent of applicable Borrower. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers' logos, trademarks or product photographs in advertising materials. As used herein, "Information" means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

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14.13.    [RESERVED].

14.14.    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15.    Consent to Forum; Judicial Reference; Bail-In of EEA Financial Institutions.

14.15.1.          Forum. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN LOS ANGELES COUNTY, CALIFORNIA OR THE UNITED STATES DISTRICT COURT OF THE CENTRAL DISTRICT OF CALIFORNIA, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2.          Other Jurisdiction. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

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14.15.3.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that any liability arising under a Loan Document of any Secured Party that is an EEA Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Secured Party that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

14.15.4.          Judicial Reference. If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in the case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit any right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of Collateral, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to require judicial reference.

14.16.    Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent, Issuing Bank and each Lender hereby also waive) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17.    Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Borrowers' management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any "know your customer," anti-money laundering or other requirements of Applicable Law.

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14.18.    Amendment and Restatement of First Amended Loan Agreement. Effective from and after the Closing Date, this Agreement constitutes an amendment and restatement of the First Amended Loan Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Obligations or any other obligations owing to any lender under the First Amended Loan Agreement or any other existing loan document. On the Closing Date, the credit facilities and the terms and conditions thereof described in the First Amended Loan Agreement shall be amended and replaced in their entirety by the credit facilities and the terms and conditions described herein, and all loans and other obligations of Borrowers outstanding as of such date under the First Amended Loan Agreement shall be deemed to be Revolver Loans, Letters of Credit and Obligations outstanding under the corresponding facilities described herein (such that all obligations which are outstanding on the Closing Date under the First Amended Loan Agreement shall become Obligations under this Agreement), without further action by any Person.

[Remainder of page intentionally left blank; signatures begin on following page]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:	COLONIAL AUTO FINANCE, INC.,
an Arkansas corporation

	By:	/s/ Jeffrey A. Williams
	Name:	Jeffrey A. Williams
	Title:	Secretary

	Address:	802 S.E. Plaza Ave., Ste 200
Bentonville, Arkansas 72712
Attn: Jeffrey A. Williams
Telecopy: (479) 250-1221

AMERICA’S CAR MART, INC.,
an Arkansas corporation

	By:	/s/ Jeffrey A. Williams
	Name:	Jeffrey A. Williams
	Title:	Vice President & Secretary

	Address:	802 S.E. Plaza Ave., Ste 200
Bentonville, Arkansas 72712
Attn: Jeffrey A. Williams
Telecopy: (479) 250-1221

TEXAS CAR-MART, INC.,
a Texas corporation

	By:	/s/ Jeffrey A. Williams
	Name:	Jeffrey A. Williams
	Title:	Vice President & Secretary

	Address:	802 S.E. Plaza Ave., Ste 200
Bentonville, Arkansas 72712
Attn: Jeffrey A. Williams
Telecopy: (479) 250-1221

Second Amended and Restated Loan and Security Agreement

Signature Page

PARENT:	AMERICA’S CAR-MART, INC.,
a Texas corporation

	By:	/s/ Jeffrey A. Williams
	Name:	Jeffrey A. Williams
	Title:	Secretary

	Address:	802 S.E. Plaza Ave., Ste 200
Bentonville, Arkansas 72712
Attn: Jeffrey A. Williams
Telecopy: (479) 250-1221

Second Amended and Restated Loan and Security Agreement

Signature Page

AGENT AND LENDERS:	BANK OF AMERICA, N.A.,
as Agent and Lender

	By:	/s/ Carlos Gil
	Name:	Carlos Gil
	Title:	Senior Vice President

	Address:	Bank of America, N.A.
333 S. Hope Street
13th Floor
Los Angeles, CA 90071
Attn: Car-Mart Portfolio Manager – Carlos Gil
Telecopy: (877) 207-2399

Second Amended and Restated Loan and Security Agreement

Signature Page

BOKF, NA D/B/A BANK OF ARKANSAS,
as Lender

By:	/s/ Jacob Hudson
Name:	Jacob Hudson
Title:	Senior Vice President

Address:	3500 N. College Avenue
Fayetteville, AR 72702
Attn: Jacob Hudson
Telecopy: (479) 973-2676

Second Amended and Restated Loan and Security Agreement

Signature Page

COMMERCE BANK,
as Lender

By:	/s/ Aaron Stone
Name:	Aaron Stone
Title:	Vice President

Address:	1000 Walnut Street, BB17-1
Kansas City, MO 64106
Attn: Aaron Stone
Telecopy: ___________

Second Amended and Restated Loan and Security Agreement

Signature Page

ARVEST BANK,
as Lender

By:	/s/ Robert Bresnahan
Name:	Robert Bresnahan
Title:	Assistant Vice President

Address:	502 S. Main Street
Tulsa, Oklahoma 74103
Attn: Robert Bresnahan
Telecopy: 918-631-1003

Second Amended and Restated Loan and Security Agreement

Signature Page

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Mike Sawyer
Name:	Mike Sawyer
Title:	Vice President

Address:	165 Madison Avenue
Memphis, Tennessee 38103
Attn: Blake Chandler
Telecopy: ___________

Second Amended and Restated Loan and Security Agreement

Signature Page

EXHIBIT A

to

Second Amended and Restated
Loan and Security Agreement

COLONIAL REVOLVER NOTE

[Date]	$___________________	Bentonville, Arkansas

COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), for value received, hereby unconditionally promise to pay to the order of ____________________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Lender as Colonial Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, among Borrower, America’s Car Mart, Inc., an Arkansas corporation, Texas Car-Mart, Inc., a Texas corporation, America’s Car-Mart, Inc., a Texas corporation, Bank of America, N.A., as Agent, Lead Arranger and Book Manager, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (the “Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Colonial Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Colonial Revolver Loans and LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrower agrees to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

This Note shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

This Note is executed in renewal, amendment and restatement of, but not in novation, extinguishment, discharge or satisfaction of the indebtedness evidenced by, all prior Colonial Revolver Note(s) made by Colonial Auto Finance, Inc., an Arkansas corporation, payable to the order of [________________________] (as such note(s) has been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Note(s)”). All amounts outstanding under the Prior Note(s) as of the date hereof are outstanding under the Loan Agreement and due and payable in accordance with the terms of the Loan Agreement and this Note.

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

COLONIAL AUTO FINANCE, INC.,
an Arkansas corporation

By:
Name:
Title:

EXHIBIT B

to

Second Amended and Restated

Loan and Security Agreement

ACM-TCM REVOLVER NOTE

[Date]	$___________________	Bentonville, Arkansas

AMERICA’S CAR MART, INC., an Arkansas corporation, and TEXAS CAR-MART, INC., a Texas corporation, (separately and collectively, “Borrower”), for value received, hereby unconditionally jointly and severally promise to pay to the order of ____________________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Lender as ACM-TCM Revolver Loans from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, among Borrower, Colonial Auto Finance, Inc., America’s Car-Mart, Inc., a Texas corporation, Bank of America, N.A., as Agent, Lead Arranger and Book Manager, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (the “Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences ACM-TCM Revolver Loans under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to ACM-TCM Revolver Loans and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrower agrees to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

This Note shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

This Note is executed in renewal, amendment and restatement of, but not in novation, extinguishment, discharge or satisfaction of the indebtedness evidenced by all prior ACM-TCM Revolver Note(s) made by America’s Car Mart, Inc., an Arkansas corporation and Texas Car-Mart, Inc., a Texas corporation, payable to the order of [_______________________] (as such note(s) has been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Note(s)”). All amounts outstanding under the Prior Note(s) as of the date hereof are outstanding under the Loan Agreement and due and payable in accordance with the terms of the Loan Agreement and this Note.

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By:
Name:
Title:

TEXAS CAR-MART, INC.,
a Texas corporation

By:
Name:
Title:

EXHIBIT C

to

Second Amended and Restated

Loan and Security Agreement

ASSIGNMENT

Reference is made to the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, (as amended, restated, amended and restated, modified, renewed or extended from time to time, the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”), lead arranger and book manager for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:

1.       Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.       Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of their obligations under the Loan Documents. [Assignor is attaching the Revolver Note[s] held by it and requests that Agent exchange such Revolver Note[s] for new Revolver Notes payable to Assignee [and Assignor].]

3.       Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.       This Agreement shall be governed by the laws of the State of California. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.       Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)           If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)           If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference: _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference: _____________________

IN WITNESS WHEREOF, this Assignment is executed as of _____________.

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

EXHIBIT D

to

Second Amended and Restated

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, (as amended, restated, amended and restated, modified, renewed or extended from time to time, the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”), lead arranger and book manager for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrower and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, and Assignee’s Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrower and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWERS:*

COLONIAL AUTO FINANCE, INC.,
an Arkansas corporation

By_______________________________

Name: ____________________________

Title: _____________________________

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By_______________________________

Name: ____________________________

Title: _____________________________

TEXAS CAR-MART, INC.,
a Texas corporation

By_______________________________

Name: ____________________________

Title: _____________________________

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By_______________________________

Name: ____________________________

Title: _____________________________

EXHIBIT E-1

to

Second Amended and Restated

Loan and Security Agreement

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, (as amended, restated, amended and restated, modified, renewed or extended from time to time, the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”), lead arranger and book manager for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Pursuant to the provisions of Section 5.10 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (b) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF FOREIGN LENDER]

By_______________________________

Name: ____________________________

Title: _____________________________

Date: ________ __, _________________

EXHIBIT E-2

to

Second Amended and Restated

Loan and Security Agreement

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, (as amended, restated, amended and restated, modified, renewed or extended from time to time, the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”), lead arranger and book manager for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Pursuant to the provisions of Section 5.10 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By_______________________________

Name: ____________________________

Title: _____________________________

Date: ________ __, _________________

EXHIBIT E-3

to

Second Amended and Restated

Loan and Security Agreement

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, (as amended, restated, amended and restated, modified, renewed or extended from time to time, the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”), lead arranger and book manager for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Pursuant to the provisions of Section 5.10 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or W-8BEN as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN as applicable) from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By_______________________________

Name: ____________________________

Title: _____________________________

Date: ________ __, _________________

EXHIBIT E-4

to

Second Amended and Restated

Loan and Security Agreement

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016, (as amended, restated, amended and restated, modified, renewed or extended from time to time, the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”), lead arranger and book manager for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Pursuant to the provisions of Section 5.10 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or W-8BEN as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN as applicable) from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (ii) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By_______________________________

Name: ____________________________

Title: _____________________________

Date: ________ __, _________________

SCHEDULE 1.1

to

Second Amended and Restated

Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

Lender	Colonial Revolver Commitment	ACM-TCM Revolver Commitment	Total Revolver Commitment
Bank of America, N.A.	$91,200,000	$4,800,000	$96,000,000
BOKF,NA d/b/a Bank of Arkansas	$41,800,000	$2,200,000	$44,000,000
First Tennessee Bank	$23,750,000	$1,250,000	$25,000,000
Arvest Bank	$18,050,000	$950,000	$19,000,000
Commerce Bank	$15,200,000	$800,000	$16,000,000
	Total: $190,000,000	Total: $10,000,000	Total: $200,000,000

SCHEDULE 8.5

to

Second Amended and Restated

Loan and Security Agreement

DEPOSIT ACCOUNTS

* Filed separately with the Commission under an application for confidential treatment (4 pages)

SCHEDULE 8.6.1

to

Second Amended and Restated

Loan and Security Agreement

BUSINESS LOCATIONS

1.	Each Borrower currently has the following business locations:

Chief Executive Office: 802 S.E. Plaza Ave., Ste. 200, Bentonville, Arkansas 72712

Other Locations: None

2.	Each Subsidiary currently has the following business locations:

Colonial:

Chief Executive Office: P.O. Box 1594, Bentonville, Arkansas 72712

Other Locations: None

ACM and TCM:

Chief Executive Office: 802 S.E. Plaza Ave., Ste. 200, Bentonville, Arkansas 72712

Other Locations: See list of ACM and TCM lot locations below.

3.	In the five years preceding the Closing Date, each Borrower and its Subsidiaries have had the following business locations in addition to those set forth above:

None

4.	The following bailees, warehouseman, similar parties and consignees hold inventory of a Borrower or Subsidiary:

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory
Various independent repair shops and auto auctions are in possession of inventory from time to time.			ACM & TCM

ACM & TCM Lot Locations

Ada OK 154	1212 N. Broadway	OK	74820
Albany GA 161	406 E. Oglethorpe Blvd.	GA	31705
Albertville AL 126	4081 US Hwy 431	AL	35950
Altus OK 126	1601 East Broadway	OK	73521
Anniston AL 095	1200 S. Quintard Ave	AL	36201
Ardmore OK 044	2206 N. Commerce	OK	73402
Arkadelphia AR 034	1102 North 10th	AR	71923
Athens AL 075	904 Hwy 72 E	AL	35611
Bartlesville OK 092	3291 SE Washington Blvd.	OK	74006
Batesville AR 024	2820 Harrison St.	AR	72501
Benton AR 003	1301 Military	AR	72015
Berryville AR 073	1202 W. Trimble	AR	72616
Bowling Green KY 043	1930 Russellville Rd	KY	42101
Broken Arrow OK 086	406 E. Kenosha	OK	74012
Brunswick GA 164	3480 Cypress Mill Road	GA	31520
Burlington IA 160	1233 N. Roosevelt Ave	IA	52601
Camden AR 115	635 California	AR	71701
Cape Girardeau MO 032	1455 N Kingshighway	MO	63703
Carthage MO 119	918 W. Central	MO	64836
Claremore OK 071	821 N. Lynn Riggs Blvd.	OK	74017
Clarksville AR 109	905 Rogers	AR	72830
Clarksville TN 090	1630 Wilma Rudolph Blvd	TN	37040
Columbia MO 066	200 Business Loop 70 W	MO	65203
Columbia TN 096	2207 Carmack Blvd	TN	38401
Columbus MS 125	2325 Highway 45 North	MS	39705
Conway AR 004	1220 East Oak	AR	72032
Corinth MS 132	2402 Highway 72 East	MS	38834
Corsicana TX 058	711 South 7th Street	TX	75110
Cullman AL 076	1634 Brantley Ave NW	AL	35055
Dalton GA 152	936 N. Glenwood Avenue	GA	30721
DA North Little Rock AR 022	1802 E. Broadway	AR	72114

DA Russellville AR 021	3502 S. Arkansas	AR	72801
Decatur AL 081	3511 A Hwy 31 South	AL	35603
Dothan AL 147	3171 South Oates Street	AL	36301
Duncan OK 046	610 Hwy 81 N.	OK	73533
Durant OK 151	376 Bryan Drive	OK	74701
El Dorado AR 018	1610 W. Hillsboro	AR	71730
Elizabethtown KY 042	5730 N. Dixie	KY	42701
Enid OK 027	4802 W. Owen Garriot	OK	73703
Enterprise AL 141	1230 Rucker Blvd.	AL	36330
Evansville IN 037	1223 East Riverside	IN	47714
Farmington MO 088	222 West Karsch Blvd	MO	63640
Fayetteville AR 002	2724 W. Martin Luther King Blvd.	AR	72704
Florence AL 139	1221 Florence Blvd.	AL	35360
Forrest City AR 047	1826 W. Broadway	AR	72335
Fort Smith AR 006	4006 Towson Ave	AR	72901
Gadsden AL 131	625 W. Meighan Blvd.	AL	35901
Glasgow KY 159	801 Happy Valley Road	KY	42141
Greenville TX 087	5107 East I-30	TX	75402
Grove OK 144	3618 US Hwy 59	OK	74344
Harrison AR 005	424 Hwy 62 & 65 North	AR	72601
Harrisonville MO 133	2506 N State Route 291	MO	64701
Henderson KY 036	2749 US Hwy 41 N	KY	42420
Hixson TN 148	4517 Hixson Pike	TN	37343
Hope AR 097	1616 N. Hervey	AR	71801
Hopkinsville KY 041	2010 Walnut St	KY	42240
Hot Springs AR 084	1608 Albert Pike	AR	71913
Jackson TN 064	1089 South Highland	TN	38301
Jacksonville AR 108	211 S. James	AR	72076
Jefferson City MO 065	1330 Missouri Blvd	MO	65109
Jonesboro AR 013	1315 Stadium Blvd.	AR	72401
Joplin MO 019	3404 E. 7th	MO	64801
Kirksville MO 143	2015 North Baltimore	MO	63501

Lawton OK 028	202 SW Sheridan Rd	OK	73505
Lebanon MO 083	1600 West Elm	MO	65536
Lexington KY 074	399 E. New Circle Rd.	KY	40505
Little Rock AR 007	5900 South University	AR	72209
Longview TX 050	4207 W. Marshall	TX	75604
Lufkin TX 055	905 Timberland Dr.	TX	75901
Macon GA 166	1711 Key Street	GA	31204
Madison TN 134	729 North Gallatin Pike	TN	37116
Madisonville KY 039	342 South Main Street	KY	42431
Magnolia AR 015	203 US Highway 79 North	AR	71753
Malvern AR 120	2174 Oliver Lancaster Blvd	AR	72104
McAlester OK 045	810 S. George Nigh Expy	OK	74501
Meridian MS 142	1629 S. Frontage Rd	MS	39301
Miami OK 155	1616 N. Main Street	OK	74354
Milledgeville GA 165	131 Robertson Mill Rd	GA	31061
Moberly MO 128	512 E. Hwy 24	MO	65270
Morrilton AR 121	510 E. Harding St.	AR	72110
Mount Pleasant TX 057	2300 W. Ferguson Road	TX	75455
Mountain Home AR 122	2077 Hwy 62 East	AR	72653
Muscle Shoals AL 067	1017 Hwy 72 E, Tuscumbia	AL	35674
Muskogee OK 020	1501 W. Shawnee	OK	74401
Nacogdoches TX 052	2819 South St.	TX	75964
Neosho MO 056	311 South Neosho Blvd.	MO	64850
Nicholasville KY 127	2276 Lexington Rd	KY	40356
North Little Rock AR 008	6601 Warden Rd, Sherwood	AR	72120
Okmulgee OK 082	1509 S. Wood Dr.	OK	74447
Opelika AL 091	501 Columbus Parkway	AL	36801
Owasso OK 085	8051 N Owasso Expressway	OK	74055
Owensboro KY 040	512 Triplett	KY	42303
Oxford MS 137	2612 Jackson Avenue West	MS	38655
Paducah KY 035	3921 Clarks River Rd	KY	42003
Palestine TX 060	5000 N. Loop 256	TX	75801
Paragould AR 023	2213 E. Kingshighway	AR	72450

Paris TX 051	1140 N. Main	TX	75460
Phenix City AL 124	1301 Hwy 280 Bypass	AL	36867
Pine Bluff AR 016	520 S. Blake St	AR	71603
Pine Bluff East AR 116	2600 E. Harding Ave	AR	71601
Ponca City OK 078	3314 North 14th	OK	74601
Poplar Bluff MO 038	804 S. Westwood	MO	63901
Poteau OK 123	2607 N. Broadway	OK	74953
Prattville AL 118	1026 S. Memorial	AL	36067
Richmond KY 130	290 Eastern Bypass	KY	40475
Rogers AR 012	2007 S. 8th St	AR	72758
Rogers North AR 112	2620 W. Hudson Rd	AR	72756
Rolla MO 157	1310 E. Highway 72	MO	65401
Rome GA 145	1401 Martha Berry Blvd	GA	30165
Russellville AR 009	PO Box 510/2300 E. Main	AR	72811
Sapulpa OK 017	20 E. Taft	OK	74066
Searcy AR 029	801 E Beebe Capps Expy	AR	72143
Sedalia MO 068	3303 S. Limit St.	MO	65301
Shawnee OK 026	4020 N. Harrison	OK	74801
Sherman TX 048	4308 Texoma Parkway	TX	75090
Siloam Springs AR 010	351 Hwy 412 East	AR	72761
Springdale East AR 089	1866 East Robinson	AR	72764
Springdale West AR 053	3733 W. Sunset	AR	72762
Springfield North MO 025	2120 N. Glenstone	MO	65803
Springfield South 079	3245 W. Sunshine	MO	65807
St. Joseph MO 135	2504 South Belt Highway	MO	64503
Stillwater OK 072	823 E 6th St	OK	74074
Stilwell OK 110	Route 6 Box 600	OK	74960
Sulphur Springs TX 059	1237 South Broadway	TX	75482
Tahlequah OK 077	2900 Muskogee Ave.	OK	74464
Texarkana TX 011	3015 Summerhill	TX	75503
Troy AL 149	223 US 231 North	AL	36081
Tullahoma TN 093	2116 North Jackson	TN	37388
Tulsa North OK 014	6519 E. 11th St	OK	74112

Tulsa South OK 033	4810 S. Peoria Ave.	OK	74105
Tupelo MS 129	1703 S Gloster St	MS	38802
Tuscaloosa AL 080	6210 University E, Cottondale	AL	35453
Van Buren AR 070	2400 Fayetteville Rd.	AR	72956
Valdosta GA 156	3270 N. Valdosta Road	GA	31602
Warrensburg MO 153	100 West Young	MO	64093
West Memphis AR 030	1600 East Broadway	AR	72301
West Plains MO 069	1702 Porter Wagoner Blvd.	MO	65775
Wichita Falls TX 049	2710 Jacksboro Hwy	TX	76302
Winchester KY 094	1020 Bypass Road	KY	40391
Woodstock GA 138	7336 Highway 92	GA	30189

SCHEDULE 9.1.4

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NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Parent and its Subsidiaries are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
America’s Car-Mart, Inc.	Texas	Preferred – 1,000,000 Common – 50,000,000	Preferred – None Common – 12,849,768
Colonial Auto Finance, Inc.	Arkansas	Common – 3,000,000	Common – 1,220.351
America’s Car Mart, Inc.	Arkansas	Common – 3,000,000	Common -970.351
Texas Car-Mart, Inc.	Texas	Common – 1,000,000	Common – 1,000
Colonial Underwriting, Inc.	Arkansas	Common – 3,000,000	Common – 1,000
Auto Finance Investors, Inc.	Texas	Preferred – 10,000,000 Common – 1,000,000	Preferred – 9,703,000
Crown Delaware Investments Corp.	Delaware	Common – 10,000	Common – 1,000

2.	The record holders of Equity Interests of the Subsidiaries of Parent are as follows:

Name	Class of Stock	Number of Shares	Record Owner
Colonial Auto Finance, Inc.	Common Common	964.078 256.273	Parent Auto Finance, Investors, Inc.
America’s Car-Mart, Inc. (ACM)	Common	970.351	Parent
Texas Car-Mart, Inc.	Common	1,000	ACM
Colonial Underwriting, Inc.	Common	1,000	Colonial Auto Finance, Inc.
Crown Delaware Investments, Inc.	Common	1,000	Parent
Auto Finance Investors, Inc.	Series A Preferred Series C Preferred Series C Preferred Common	9,203,000 100,000 400,000 10,000	Parent T.J. Falgout, III Jeannie Fleeman Revocable Trust, Bank of Oklahoma, N.A., Agent Parent

3.	All agreements binding on holders of Equity Interests of Parent and its Subsidiaries with respect to such interests are as follows:

There are no such agreements.

4.	In the five years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

NONE

SCHEDULE 9.1.11

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PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

* Filed separately with the Commission under an application for confidential treatment (3 pages).

SCHEDULE 9.1.14

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ENVIRONMENTAL MATTERS

Texas Car-Mart, Inc., d/b/a Car-Mart of Tyler, occupied real property in Tyler, Texas that has residual contamination identified by the Texas Commission of Environmental Quality resulting from underground storage tanks that were removed prior to TCM taking possession of the property. Car-Mart of Tyler was closed for business in 2016 and no obligor occupies the real property. No Obligor has been cited nor has there been any demand or threat of a demand that any Obligor be held responsible for the contamination at the site during Car-Mart’s occupancy nor since the closure of its business operations at the site.

We know of no other demands or threat of demands that has been made regarding environmental matters.

SCHEDULE 9.1.15

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RESTRICTIVE AGREEMENTS

NO           RESTRICTIVE           AGREEMENTS.

SCHEDULE 9.1.16

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LITIGATION

1.	Proceedings and investigations pending against Parent or its Subsidiaries:

a.	Kendall Butler v. America’s Car-Mart, Inc.

Tulsa County (OK) District Court, Case No. CJ-2016-02120

Summary: Multiple claims revolving around the Debt Cancellation Agreement and later a repossession. Claims include breach of contract, conversion, wrongful repossession, breach of peace and nuisance. ACM is seeking mediation at this time.

b.	America’s Car-Mart, Inc. v. Derrick Williamson

Greene County (MO) Circuit Court, Case No. 1531-AC07361

Summary: Counterclaim to deficiency suit. Mutual Release agreed upon – awaiting Dismissal Order.

c.	Florence Matthews v. America’s Car-Mart, Inc.

Lee County (AR) Circuit Court, Case No. 39CV-16-104

Summary: Complaint alleges breach of service contract due to failure to repair. ACM disputes that claim and has answered as such.

d.	John McAnally v. America’s Car Mart, Inc.

Lauderdale County (AL) District Court, Case No. DV16-158

Summary: Complaint alleges breach of contract, fraud and conversion related to repossession of vehicle. ACM has filed its Answer and filed a Motion to Disqualify Plaintiff’s Counsel. ACM anticipates a nominal settlement on the case at this time.

e.	Teresa Nance v. America’s Car Mart, Inc.

Lowndes County (MS) County Court, Case No. 2016-0389-CV2

Summary: Complaint alleges Fraud due to a discrepancy between the Vehicle’s Odometer and the Odometer Statement provided by ACM. ACM has filed its Answer disputing the allegations and filed a Motion to Compel Arbitration.

f.	Willie Matlock v. Car Mart (sic)

Bowie County (TX) Justice Court, Case No. 16SC-00479-JP1-1

Summary: Small Claims complaint seeking compensation for property damage caused by a tree falling at Texarkana, TX location. Court entered Order for Judgment against TCM for approximately $2,100. Currently within appeals period but TCM does not plan to appeal.

2.	Threatened proceedings or investigations of which Parent or its Subsidiaries are aware:

Parent and Subsidiaries are not aware of any threatened proceedings or investigations.

3.	Pending Commercial Tort Claim of any Obligor:

No pending commercial tort claims are pending at this time.

SCHEDULE 9.1.18

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PENSION PLAN DISCLOSURES

There are no pension plan disclosures.

SCHEDULE 9.1.20

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LABOR CONTRACTS

Parent and its Subsidiaries are party to the following collective bargaining agreements, management agreements and consulting agreements:

NO           LABOR           CONTRACTS

SCHEDULE 10.2.2

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EXISTING LIENS

Parent and its Subsidiaries are subject to one Promissory Note for the purchase of the Car-Mart of Tulsa South location:

Borrower:	ACM
Payee:	Mary Jo Samuel Living Trust Dated March 24, 1998
Original Indebtedness:	$550,000.00
Current Indebtedness:	$456,294.30 as of 12/05/2016

ACM purchased the real property located at 4810 S. Peoria Ave., Tulsa, OK 74105 on December 15, 2015. Said real property secures the Promissory Note and Mortgage payable to the Payee on a five year amortization.

SCHEDULE 10.2.17

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EXISTING AFFILIATE TRANSACTIONS

* Filed separately with the Commission under an application for confidential treatment (2 pages).